UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SPARK NETWORKS SE

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

June 10, 2021

Dear Shareholder:

You are cordially invited to attend the 2021 Annual Meeting of Shareholders of Spark Networks SE to be held virtually. The matters to be acted upon at the meeting are described in the accompanying notice of Annual Meeting and proxy statement.

Your vote is important.

Whether or not you plan to attend the virtual Annual Meeting by following the video and audio transmission, we kindly ask Shareholders to vote via the Internet or by issuing power of attorney and ask ADS holders to please vote on the Internet or by telephone, or complete, date, sign and return the enclosed WHITE proxy card to ensure that your shares are represented at the meeting. Voting now will ensure your representation at the Annual Meeting regardless of whether you attend. You may vote on the Internet, by telephone or by mailing the enclosed WHITE proxy card or voting instruction form. You may also follow the Annual Meeting virtually and vote and submit questions during the Annual Meeting via the Internet at https://www.spark.net/investor-relations/annual-meeting. Please review the instructions on page 6 et seq. of the Proxy Statement and your WHITE proxy card or voting instruction form regarding each of these voting options.

Sincerely,

Eric Eichmann
Chief Executive Officer

SPARK NETWORKS SE

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held August 11, 2021

DATE AND TIME:	August 11, 2021 at 4:00 p.m. Central European Summer Time

PLACE:	The meeting is to be held virtually via the Internet at https://www.spark.net/investor-relations/annual-meeting.

ITEMS OF BUSINESS:	Proposal 1: Presentation of the adopted Annual Financial Statements, the approved Consolidated Financial Statements and the combined management report of Spark Networks SE and the Group for the year ended 31 December 2020 as well as the report of the Administrative Board for the financial year 2020.

Proposal 2: Resolution on the discharge of the Managing Directors for the financial year 2020.

Proposal 3: Resolution on the discharge of the members of the Administrative Board for the financial year 2020.

Proposal 4: Appointment of the Auditor for the Financial Statements and for the Consolidated Financial Statements as well as for review of interim financial reports and ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, and BDO AG Wirtschaftsprüfungsgesellschaft (collectively, “BDO”) as our local statutory auditor for the fiscal year ending December 31, 2021.

Proposal 5: Election of the members of the Administrative Board.

Proposal 6: Resolution on the increase of the size of the Administrative Board to eight members and election of one additional member of the Administrative Board.

Proposal 7: Resolution on the amendment of Section 20 para. (3) of the Company’s Articles of Association.

Proposal 8: Advisory Vote on Executive Compensation.

Proposal 9: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

Proposal 10: Resolution on the Compensation System for the Managing Directors.

Proposal 11: Resolution on the Compensation System for the Administrative Board.

Proposal 12: Resolution on the creation of a new Authorized Capital 2021 with the possibility of excluding shareholders’ subscription rights and the corresponding amendment of Section 4 of the Articles of Association.

Proposal 13: Resolution to approve of an increase in the number of shares issuable pursuant to the Spark Networks SE Long Term Incentive Plan

SHAREHOLDER RECORD DATE:	Only holders of ordinary shares of record at the end of August 4, 2021 will be entitled to vote at the Annual Meeting.

ADS RECORD DATE:	Only holders of American Depositary Shares (“ADS’s”) representing ordinary shares of record at the close of business on [●], 2021 will be entitled to instruct The Bank of New York Mellon, as depositary for the ADSs (the “Depositary”), how to vote at the Annual Meeting.

QUORUM:

The Annual Meeting will only be validly constituted if at least one third of the share capital of the Company is represented in the Annual Meeting (“Quorum”).

In addition to the Quorum, the amendment of the Articles of Association as suggested by proposal no. 7 requires a simple majority of votes cast if at least half of the share capital is represented. If half of the share capital is not represented, 2/3 of the votes cast is required, provided the Quorum is reached.

By Order of the Board of Directors,

David Khalil
Chairman

June 7, 2021

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting to be Held on August 11, 2021

The accompanying Proxy Statement and our Annual Report are available at June [●], 2021. We expect the proxy materials to be mailed and/or made available on or before June [●], 2021.

SPARK NETWORKS SE

PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS

August 11, 2021

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

When and where will the Annual Meeting be held?

The 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of Spark Networks SE (“we,” “us,” “our”, “Spark” or the “Company”) will be held at the offices of Grünebaum Gesellschaft für Event Logistik mbH, Leibnizstraße 38, 10625 Berlin, Germany, on August 11, 2021, at 4 p.m. Central European Summer Time.

Who may attend the virtual Annual Meeting?

Ordinary Shares

The entire Annual Meeting can be followed via video and audio transmission on the Internet via the website of Spark Networks SE. The video and audio transmission can be accessed at the following Internet address:

https://www.spark.net/investor-relations/annual-meeting.

On the day of the Annual General Meeting, it will also be possible to access the video and audio transmission of the Annual Meeting from 4:00 p.m. onwards via the link (https://www.spark.net/investor-relations/annual-meeting) listed above. According to German law, shareholders who are entered in the German share register and have given registration notice in due time to the Company of their intention to attend are entitled to exercise their shareholders’ rights and voting rights. Such registration notification must be received by the Company by no later than the end of August 4, 2021 in writing (mail) or by e-mail to the following address:

Spark Networks SE

c/o Link Market Services GmbH

Landshuter Allee 10

80637 Munich

Germany

or e-mail to: namensaktien@linkmarketservices.de

All relevant details for registration to the Annual Meeting which need to be followed will be listed in the official German Annual Meeting invitation which will be published in the German Federal Gazette. As a convenience, a translation of this German Annual Meeting invitation will be made accessible in English language through the website https://www.spark.net/investor-relations/annual-meeting on or about July 1, 2021.

The exercise of such shareholders’ and voting rights will be limited to holders of record as of the end of August 4, 2021 (the “Shareholder Record Date”) who hold ordinary shares directly in their own name, and beneficial owners who hold ordinary shares through a broker, bank or other nominee rather than directly in their own name, and each of their legal proxy holders or their authorized persons.

ADSs

Even though ADS holders do not qualify as shareholders under German law, the Company has decided that in addition to the shareholders, all ADS holders will be allowed to follow the video and audio transmission of the virtual Annual General Meeting as well. ADS holders will not be able to exercise shareholders’ rights at the Annual General Meeting.

To follow the live broadcast of the virtual Annual Meeting registration or proof of identity is not required for ADS holders.

Annual Meeting without physical presence of shareholders, ADS holders or their proxies

Based on Section 1 para. (2), (6) of the German Act Concerning Measures under the Law of Companies, Cooperative Societies, Associations, Foundations and Commonhold Property to Combat the Effects of the COVID-19 Pandemic, published as Article 2 of the Act to Mitigate the Consequences of the COVID-19 Pandemic under Civil, Insolvency and Criminal Procedure Law of 27 March 2020, published in the Federal Law Gazette, Part I, of 27 March 2020, as amended by the Act on the Further Shortening of the Residual Debt Relief Procedure and on the Adjustment of Pandemic-Related Provisions in Company, Cooperative, Association and Foundation Law and in Tenancy and Lease Law of December 22, 2020, published in the Federal Law Gazette, Part I, of December 30, 2020, p. 3328 (in this amended version the “COVID-19-Act”), the Administrative Board decided to hold the Annual Meeting as a virtual Annual Meeting without the physical presence of the shareholders, ADS holders or their proxies.

The Annual General Meeting will take place in the physical presence of the chair of the meeting, members of the Administrative Board, managing directors and the notary public appointed to take the minutes as well as the authorized proxies of the Company at the offices of Grünebaum Gesellschaft für Event Logistik mbH, Leibnizstraße 38, 10625 Berlin, Germany. Physical participation of the shareholders, ADS holders and their proxies (with the exception of the authorized proxies of the Company) at the place of the meeting is excluded.

What is a quorum for the Annual Meeting?

The Annual Meeting will only be validly constituted if at least one third of the share capital of the Company is represented in the Annual Meeting (“Quorum”).

In addition to the Quorum, the amendment of the Articles of Association as suggested by proposal no. 7 requires a simple majority of votes cast if at least half of the share capital is represented. If half of the share capital is not represented, 2/3 of the votes cast is required, provided the Quorum is reached.

At the close of business on July 1, 2021, 2,661,385 ordinary shares were outstanding and 2,605,688 ordinary shares were entitled to vote. At the time of convening the Annual Meeting, the Company indirectly holds 55,697 treasury shares from which the Company is not entitled to any voting rights.

Who may vote at the Annual Meeting?

Ordinary Shares

Holders of record of ordinary shares as of the Shareholder Record Date may vote at the Annual Meeting.

ADSs

As an ADS holder, you will not be entitled to vote at the Annual Meeting. To the extent you timely provide the Depositary either directly or through your broker, bank or other nominee, as applicable, with voting instructions as of [●], the Depositary has advised us that it will endeavor to vote the ordinary shares underlying your ADSs in accordance with your instructions.

You also may exercise the right to vote the ordinary shares underlying your ADSs by surrendering your ADSs to the Depositary for cancellation and withdrawal of the corresponding ordinary shares pursuant to the terms described in the Deposit Agreement (the “Deposit Agreement”) by and among the Company, the Depositary, and the holders and beneficial owners of ADSs. In order to be able to attend, and vote at the Annual Meeting, you must complete the

ADS cancellation process and become a holder of the corresponding ordinary shares by the Shareholder Record Date. However, it is possible that you may not have sufficient time to withdraw your ordinary shares and vote them at the upcoming Annual Meeting as a holder of record of ordinary shares as of the Shareholder Record Date. Holders of ADSs may incur additional costs associated with the ADS cancellation process.

Voting

How can I vote my ordinary shares or ADSs?

Your vote is very important and we encourage you to vote your shares via the Internet or by submitting your WHITE proxy card or voting instruction form regardless of whether or not you plan to attend the Annual Meeting. Each issued and outstanding ordinary share shall entitle its holder to one vote on each matter properly submitted at the Annual Meeting. Holders of ADSs who wish to exercise their voting rights for the underlying ordinary shares must act through the Depositary by timely submitting a WHITE voting instruction form to the Depositary on or before [●]. Ordinary shares held in treasury by Spark do not entitle Spark to vote in respect thereof at the Annual Meeting.

Ordinary Shares

Record holders of ordinary shares: If you are the record holder of ordinary shares as of the Shareholder Record Date, you have the right to (i) vote at the Annual Meeting by (electronic) absentee vote via the Company’s Annual Meeting Internet platform accessible at https://www.spark.net/investor-relations/annual-meeting , (ii) vote by issuing power of attorney and instructions to the Company proxies, or (iii) vote by issuing power of attorney to a proxy. Shareholders may also use the form available on the internet at https://www.spark.net/investor-relations/annual-meeting for issuing power of attorney and instructions to the Company proxies or issuing power of attorney to a proxy.

If you appoint another person to act as your authorized proxy, such proxy must be in text form and made known to Spark by end of August 10, 2021 or, if made known to Spark via the Annual Meeting Internet platform (AGM portal) accessible through the Company’s website at https://www.spark.net/investor-relations/annual-meeting until the beginning of the voting procedure on August 11, 2021. You may contact Spark by mail or by e-mail at the following address:

Spark Networks SE

c/o Link Market Services GmbH

Landshuter Allee 10

80637 Munich

Germany

or e-mail to: namensaktien@linkmarketservices.de

ADSs

The Deposit Agreement sets out the rights of ADS holders as well as the rights and obligations of the Depositary. Each 10 ADSs represent the right to receive one ordinary share deposited with BNYM SA/NV, as custodian for the Depositary under the Deposit Agreement or any successor custodian.

Record holders of ADSs: If you are a record holder of ADSs as of the ADS Record Date, you will receive instructions from the Depositary as to how to instruct the Depositary to vote the ordinary shares underlying your ADSs. If you held ADSs directly as of the ADS Record Date, you have the right to instruct the Depositary how to vote using the WHITE voting instruction form. So long as the Depositary receives your voting instructions by 5 pm EST on [●], 2021, it will, to the extent practicable and subject to applicable law and the terms of the

Deposit Agreement, endeavour to vote the underlying ordinary shares as you instruct. The voting instructions provided to the Depositary should be executed in such a manner as to show clearly how you wish to vote in regard to each matter to be considered at the Annual Meeting.

Beneficial owners of ADSs that are registered in the name of a broker, bank or other agent: If you beneficially own ADSs as of the ADS Record Date through a broker, bank or other nominee, such intermediary will provide you instructions on how you may instruct the Depositary to vote the ordinary shares underlying your ADSs. We encourage you to submit your instructions using the WHITE voting instruction form provided by your broker, bank or other nominee. Please check with your broker, bank or other nominee, as applicable, and carefully follow the voting procedures provided to you.

If you have any questions, require assistance with voting your WHITE proxy card,

or need additional copies of the proxy materials, please contact:

Innisfree M&A Incorporated

Shareholders from the U.S. and Canada may call toll-free: +1 (877) 750-0831

Banks and Brokers may call collect: +1 (212) 750-5833

How will my ordinary shares or ADSs be voted if I do not vote?

Ordinary Shares

If you hold ordinary shares and do not vote your ordinary shares will not be counted as votes cast and will have no effect on the outcome of the vote with respect to any matter.

ADSs

If you are a record holder of ADSs and do not timely instruct the Depositary how to vote the ordinary shares underlying your ADSs, the ordinary shares underlying your ADSs will not be counted as votes cast and will have no effect on the outcome of the vote with respect to any matter.

What are the voting requirements to elect the directors and to approve each of the proposals discussed in this Proxy Statement?

The Annual Meeting will only be validly constituted if at least one third of the share capital of the Company is represented in the Annual Meeting (“Quorum”).

In addition to the Quorum, the amendment of the Articles of Association as suggested by proposal no. 7 requires a simple majority of votes cast if at least half of the share capital is represented. If half of the share capital is not represented, 2/3 of the votes cast is required, provided the Quorum is reached.

Election of administrative board members as well as approval of the submitted proposals for all other agenda items require a simple majority of votes cast assuming a Quorum is present.

Can I change my vote?

Ordinary Shares

Holders of ordinary shares of record may submit a vote via (electronic) absentee vote via the Annual Meeting Internet platform (AGM portal) until the beginning of the voting procedure at the day of the Annual Meeting. If you hold ordinary shares of record and submit your vote via the Annual Meeting Internet platform (AGM portal), you may change your vote via the Annual Meeting Internet platform (AGM portal) until the beginning of the voting procedure on the day of the Annual Meeting.

If you hold ordinary shares of record and issue a power of attorney and instructions to the Company proxies in advance of the Annual Meeting by mail or email to Spark, you may change your vote by (i) delivering a valid later-dated power of attorney and instructions by mail or email to Spark until the end of August 10, 2021, or (ii) by changing the issued power of attorney and instructions via the Annual Meeting Internet platform (AGM portal) no later than until the beginning of the voting procedure on the day of the Annual Meeting, or (iii) by revoking the issued power of attorney and instructions altogether and voting yourself via the Annual Meeting Internet platform (AGM portal) no later than until the beginning of the voting procedure on the day of the Annual Meeting. You may contact Spark by mail or by e-mail at the following address:

Spark Networks SE

c/o Link Market Services GmbH

Landshuter Allee 10

80637 Munich

Germany

or e-mail to: namensaktien@linkmarketservices.de

You must register in advance in order to vote your ordinary shares at the Annual Meeting.

Following the transmission of the virtual Annual Meeting will not cause your previous vote to be revoked unless you submit a new vote thereat.

ADSs

If you are the record owner of ADSs, you must follow the instructions provided by the Depositary in order to change your vote. If you hold your ADSs through a broker, bank or other nominee, you must follow the instructions provided by your broker, bank or other nominee, in order to change your vote. The last validly executed instructions you submit prior to the deadline indicated by the Depositary or your broker, bank or other nominee, as applicable, will be used to instruct the Depositary how to vote the ordinary shares underlying your ADSs. Attendance at the Annual Meeting will not cause your previous vote to be revoked.

Questions

How can I present questions in the Annual Meeting?

Ordinary Shares

Registered shareholders may present questions in the Annual Meeting until the end of August 9, 2021 by way of electronic communication via the Annual Meeting internet platform using individual login details provided after registration to the Annual Meeting.

In addition to the shareholders’ statutory right to present questions in advance of the Annual Meeting via the Annual Meeting Internet platform, shareholders will be given the opportunity to present questions via the Annual Meeting internet platform on a voluntary basis during the virtual Annual Meeting. The chair of the Annual Meeting is authorized to determine the details and may limit the number of questions in order to timely complete the Annual Meeting.

ADSs

The Company will accept questions presented by ADS holders during the virtual Annual Meeting on a voluntary basis as well, as long as such questions raise issues, which are of interest for all shareholders and ADS holders.

The chair of the Annual Meeting may decide to limit the number of questions in order to timely complete the Annual Meeting. Questions may be presented only via the Annual Meeting internet platform (AGM portal) which can be accessed via the Company’s website at

https://www.spark.net/investor-relations/annual-meeting

A login into the AGM portal is only possible with access credentials. In order to access the Company’s AGM portal, ADS holders need to request personal access credentials no later than the end of the Shareholder Record Date on August 4, 2021. ADS holders may request such personal access credentials via the Company’s website at

https://hv-spark.link-apps.de/imeet/

and will receive personal login details after verification of their ADS ownership.

Proxy Materials

Can I access the proxy materials on the Internet?

The proxy materials are available on our website at https://www.spark.net/investor-relations/annual-meeting. If you hold ADSs in your own name registered on the books of the Depositary, you are considered the registered holder of the ADSs and will receive proxy materials from the Depositary. If you hold ADSs through a broker, bank or other nominee, you are considered the beneficial owner of the ADSs and you will receive proxy materials from your broker, bank or other nominee. The proxy materials are also available through the SEC’s website at www.sec.gov.

How do I request paper copies of the proxy materials at no charge?

You may contact Investor Relations by using the contact form accessible under https://www.spark.net/investor-relations/investor-contact

Other Questions

Could other matters be decided at the Annual Meeting?

The only items of business that our Board of Directors intends to present at the Annual Meeting are set forth in this Proxy Statement. As of the date of this Proxy Statement, we are not aware of any other matter to be presented at the Annual Meeting. Ordinary Shares underlying ADSs will not be voted on any matter not disclosed in the Proxy Statement.

Who will pay for the cost of this proxy solicitation?

Spark will bear the entire cost of solicitation of proxies, including preparation, assembly, printing, and mailing of this Proxy Statement, the WHITE voting instruction card and any additional information furnished to shareholders and ADS holders. Spark may reimburse brokerage firms and other persons representing beneficial owners of ordinary shares or ADSs for reasonable expenses incurred by them in forwarding proxy soliciting materials to such beneficial owners.

Who can I contact if I require further assistance?

If you have any questions, require assistance with voting your WHITE proxy card,

or need additional copies of the proxy materials, please contact:

Innisfree M&A Incorporated

Shareholders from the U.S. and Canada may call toll-free: +1 (877) 750-0831

Banks and Brokers may call collect: +1 (212) 750-5833

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The names of our directors and executive officers and their ages, positions and biographies as of June 10, 2021 are set forth below. Our executive officers are appointed by and serve at the discretion of our Board of Directors.

Name	Age	Position
Axel Hefer(1)	43	Director
Bradley J. Goldberg(2)	51	Director
Colleen Birdnow Brown(3)	62	Director
Chelsea Grayson(1)	49	Director
Cheryl Michel Law(4)	50	Director
David Khalil(4)	38	Director, Chairman of the Board
Eric Eichmann	54	Director, Managing Director and Chief Executive Officer
Gitte Bendzulla	44	Managing Director, Chief Operating Officer and Chief Legal Counsel
Bert Althaus	42	Chief Financial Officer

(1)	Member of our Audit Committee
(2)	Chairperson of our Nominating, Governance and Compensation Committee
(3)	Chairperson of our Audit Committee
(4)	Member of our Nominating, Governance and Compensation Committee

Axel Hefer serves as CEO of trivago N.V. since 2019, where he has been a managing director and CFO since 2016. Prior to joining trivago, Mr. Hefer was managing director, CFO and COO of Home24 AG, an online home furniture and decor company, from 2014 to 2016, and managing director of One Equity Partners, the Private Equity Division of J.P. Morgan Chase from 2011 to 2014. Mr. Hefer recently joined the supervisory board of FC Gelsenkirchen-Schalke 04 e.V. Mr. Hefer holds a diploma in management from Leipzig Graduate School of Management (HHL) in 2000 and an MBA from INSEAD in 2003. Mr. Hefer was selected to our Board of Directors because he possesses particular knowledge and experience in accounting, finance and capital structure, leadership of European technology companies, and he is the CEO of a public company.

Bradley J. Goldberg is a builder of fintech, consumer, and tech platform businesses. He is a Limited Partner Advisor at NYCA Partners and a Board Member at Cellar Tracker. Mr. Goldberg is an active advisor for CEOs and Founders using technology to disrupt the status quo. Mr. Goldberg served as an executive at PEAK6 Investments L.P. from 2009-2019, first as CEO, Online from 2009-2011, and then as President of PEAK6 from 2011-2019. Prior to PEAK6, Mr. Goldberg served at Microsoft from 1997-2009, first leading product management teams in Visual C++ and SQL Server, and then as an executive leading multi-billion P&Ls in Server Platforms and Search. Before graduate school, Mr. Goldberg was an Associate in strategy consulting at A.T. Kearney. Mr. Goldberg is also the founder and Chief Executive Officer of Quartz Strategic, LLC. Mr. Goldberg graduated with a Bachelor’s degree in Economics from Amherst College and completed post graduate work in Japan, at the Inter-University Center for Japanese Language Studies. Mr. Goldberg earned an MBA from

Harvard Business School, where he was awarded second year honors. Mr. Goldberg was selected to our Board of Directors because he possesses particular knowledge and experience in scaling global technology companies, people operations including global compensation systems, and strategic planning.

Colleen Birdnow Brown serves as a director of publicly traded True Blue Inc. and Big5 Sporting Goods. She also serves as a director for privately held Port Blakely. Ms. Brown served as President and CEO at Fisher Communications from 2005 to 2013, and in the C-Suite as Senior Vice-President of A.H. Belo from 2000 to 2004. Prior to 2000, she held a number of positions in the media and broadcasting industries, including President of Broadcast at Lee Enterprises from 1998 to 2000, President at 12 News (KPNX-TV, NBC) from 1995 to 1998, President of WFMY News 2 from 1991 to 1995, and station manager and CFO at KUSA-TV from 1980 to 1991. She also served in various corporate positions at TEGNA (formerly Gannett) from 1980 to 1998. Ms. Brown also served as chairman of the board of directors of American Apparel, and as a director of Career Builder and

Classified Ventures. Ms. Brown currently serves as a director of a nonprofit, Delta Dental of Washington and Spring Rock Ventures. Ms. Brown is a member of NACD, WCD, IWF, and C200. She is a NACD Leadership Fellow. She holds an MBA from the University of Colorado Boulder (1981) and a BS in Business Administration from the University of Dubuque (1979). Ms. Brown was selected to our Board of Directors because she possesses particular knowledge and experience in accounting, finance and risk management, governance and she has public company operating experience as a CEO.

Chelsea A. Grayson is an Executive-in-Residence at Wunderkind (formerly BounceX), a leading marketing technologies provider, a member of the Board of Directors of Vireo Health International, Inc. (CSE: VREO) (where she Chairs the Nominating & Corporate Governance Committee and sits on the Audit Committee), a member of the Board of Directors of Loudpack, and a member of the Board of Directors of Lapmaster Group Holdings. She is also a member of the UCLA Board of Visitors for the English Department and a Board Leadership Fellow and Corporate Governance Fellow with the National Association of Corporate Directors (NACD). Previously, she was the Chief Executive Officer and a board member of True Religion, Inc. (where she chaired the audit committee) and the Chief Executive Officer and a board member of American Apparel Inc. Before joining American Apparel, Ms. Grayson was a partner in the Mergers & Acquisitions practice group of law firm Jones Day. Ms. Grayson received a J.D. from Loyola Law School and a BA from the University of California, Los Angeles. Ms. Grayson was selected to our Board of Directors because she possesses particular knowledge and experience in corporate development and M&A, consumer marketing and business operations.

Cheryl Michel Law has been a member of the Board of Compare.com since December 2013 and Chairman of the Board of Compare.com since 2016. Ms. Law is a member of the Board of Ydesign Group since 2018. Moreover, Ms. Law has been a member of the Marketing Advisory Board of Freenome, Inc. since December 2017 and has been acting as CMO of Little Passports between 2017 and 2019. Before that Ms. Law served as CMO of Prosper Marketplace from 2015 until 2017 and held executive positions of several leading online companies in the past. Ms. Law holds a Bachelor’s degree in Economics from Vanderbilt University, Nashville, Tennessee, USA. Ms. Law was selected to our Board of Directors because she brings extensive executive experience in marketing and operations.

David Khalil is an entrepreneur and business angel. He is the founder and was managing director of Sunshine Smile GmbH which was founded in 2017. He currently serves on the board of Sunshine Smile GmbH. Prior to that, from August 2016 to November 2016, he acted as interim CFO at flaschenpost GmbH. Mr. Khalil served as managing director at Affinitas from 2008 until February 2016. Previous to his time at Affinitas, Mr. Khalil worked as an investment manager at European Founders Fund from 2007 to 2008 and as a business consultant at Boston Consulting Group from 2006 to 2007. He has also made numerous angel investments. In 2006, Mr. Khalil received a Master’s degree in business administration from WHU-Otto Beisheim School of Business, where he focused on corporate finance, controlling and entrepreneurship. Mr. Khalil was selected to our Board of Directors because he possesses particular knowledge and experience in online dating businesses, consumer marketing and subscription businesses, and European technology company leadership.

Eric Eichmann joined Spark Networks in November 2019 as Chief Executive Officer. Until 2018 Mr. Eichmann was with Criteo S.A. since April 2013 where he hold the position of CEO since 2015. Prior to joining Criteo, Eric was COO at Living Social and at Rosetta Stone, SVP of Advertising Operations and Technology at AOL, and Eric was also a senior engagement manager at McKinsey&Co. Eric holds a master’s degree in computer engineering from EPFL (École Polytechnique Fédérale de Lausanne), and an MBA from the Kellogg School of Management, Northwestern University. Mr. Eichmann was selected to our Board of Directors because of his particular knowledge and experience in global public companies, technology and product development, and consumer and marketing driven businesses.

Gitte Bendzulla joined Spark Networks as General Counsel in 2018. Since then, she has consecutively expanded her responsibilities, as Chief Operating Officer and Chief Legal Counsel, she is responsible for Spark’s People and Customer Care function, Legal, Procurement, Office IT and Cyber Security. Before joining Spark Networks,

Gitte held several senior legal positions on a European and global scale with Juniper Networks, APM Terminals, Eaton Industries and the SITA Suez group. Gitte started her career at the German-based law firm Graf von Westphalen in 2004. She is admitted to the German bar and holds a master’s degree from the University of Bayreuth (Germany), as well as a bachelor’s degree obtained in Berlin (Germany).

Bert Althaus joined Spark Networks in September 2019. In his previous position, he served as Senior Vice President Finance for Berlin-based home24 SE, the leading home and living e-commerce platform in continental Europe and Brazil. A data-driven technology company, home24 is listed on the Frankfurt Stock Exchange (H24.DE). Prior to joining home24, he spent over eight years at Ernst & Young. Bert holds a bachelor’s and master’s degree in business administration from Friedrich Schiller University Jena, Thuringia, Germany, and brings great international experience having also worked and lived in the USA, Argentina and Russia. The Company and Mr. Althaus entered into a termination agreement pursuant to which Mr. Althaus will terminate his employment with the Company as Chief Financial Officer on September 30, 2021.

Proposal to elect New Directors

At this meeting of shareholders, shareholders are being asked to elect Bangaly Gaba and Joe Whitters as new directors to the Administrative Board.

Mr. Bangaly Gaba is currently the Head of Platform Growth at Popshop Live, a live streaming mobile marketplace that combines commerce, entertainment, and social, which he joined in June 2020. Popshop is reimagining ecommerce as a people-centric, engaging experience for both sellers and buyers across the US. From January 2020 to March 2021, Mr. Gaba was an Executive in Residence at Reforge, the leading career development company for tech professionals. Mr. Gaba served as VP of Product Management at Instacart, a grocery delivery marketplace startup with a valuation of over $39B, from November 2018 to November 2019. At Instacart, Mr. Gaba led the Growth and Consumer organizations that built the core functionality for user onboarding, shopping, and product discovery. From February 2014 to November 2018, Mr. Gaba worked at Facebook Inc. where his last role was the Head of Growth at Instagram. Mr. Gaba joined Instagram when it had 450M monthly actives and helped it to grow to over 1B monthly actives in just 2.5 years, making Instagram one of the world’s fastest growing apps. Mr. Gaba’s career prior to Facebook spanned multiple industries, including working in education as a Dean of a boarding school in Switzerland, working in finance as an Asset Manager at Lehman Brothers and Barclays Capital, and founding an e-commerce startup. Mr. Gaba holds a BA in History and Spanish from Washington University in St. Louis and an MBA in Entrepreneurship and Finance from the University of Southern California. Mr. Gaba has been selected as a nominee to our Board of Directors because he possesses particular knowledge and experience in consumer technology, building mobile digital products, and accelerating growth through social media.

Mr. Joseph E. Whitters is currently a partner at Frazier Healthcare Partners, a private equity firm, which he joined in 2005. Mr. Whitters represents Frazier on the boards of Orthotic Holdings, Inc, and Parata Systems. Furthermore, Mr. Whitters currently is a member of the Board of Directors of Accuray Incorporated and Cutera, Inc. Mr. Whitters has previously served on the board of directors of other publicly traded public companies, including PRGX Global, Inc., InfuSystem Holdings, Inc., Analogic Corporation, Air Methods Corporation, Mentor Corp, Omnicell, Inc.. Mr. Whitters was a member of the Audit Committee of all of these respective organizations and in many cases, he chaired the Audit Committee. He also served on the board at various privately held companies, including Rural/Metro Corp., Northfield Medical and Revionics LLC. Mr. Whitters held various finance positions of increasing responsibility at First Health Group Corporation (“FHCC”), a public managed care organization where he served as Chief Financial Officer for many years. Prior to FHCC, Mr. Whitters held various financial positions with United Healthcare and Overland Express. Mr. Whitters is a certified public accountant (inactive) and began his career in public accounting with Peat Marwick. Mr. Whitters holds a B.A. in Accounting from Luther College. Mr. Whitters has been selected as a nominee to our Board of Directors because he possesses particular knowledge and experience in accounting, finance and risk management, governance, and has public company operating experience as a CFO and experience as a chair and member of numerous audit committees of public and private companies.

Family Relationships

There are no familial relationships among any of our directors and executive officers.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines (in addition to other supplemental codes and policies) for our directors, officers (including our principal executive officer and other executive leaders) and employees. We have also adopted Rules of Procedure and issued a Statement of Corporate Governance, which, in conjunction with our Articles of Association and charters of standing committees, form the framework for our corporate governance.

These codes and policies are available on the Investor Relations section of our website at https://www.spark.net/investor-relations/corporate-governance/highlights. We will post amendments or waivers to the aforementioned codes and policies on the same website.

Codes of Conduct and Ethics

Our Board of Directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. We intend to disclose future amendments to certain provisions of our code of conduct, or waivers of these provisions, on our website or in public filings. The full text of our code of conduct is posted on the investor relations section of our website at https://www.spark.net/investor-relations/corporate-governance/highlights.

Board Composition and Leadership Structure

The positions of Chief Executive Officer and Chairman of the Board of Directors are held by two different individuals (Eric Eichmann and David Khalil, respectively). This structure allows our Chief Executive Officer to focus on our day-to-day business while our Chairman leads our Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors believes such separation is appropriate, as it enhances the accountability of the Chief Executive Officer to the Board of Directors and strengthens the independence of the Board of Directors from management.

Board’s Role in Risk Oversight

Our Board of Directors believes that open communication between management and the Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of the senior management team at Board of Director meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluate the risks inherent in significant transactions. While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures. The Nominating, Governance and Compensation Committee assists our Board of Directors in assessing risks created by the incentives inherent in our compensation policies and in its oversight responsibilities with respect to the management of corporate, legal and regulatory risk. During 2020, as part of its oversight role, our Board of Directors and the Audit Committee worked closely with senior management to complete our transition from “foreign private issuer” status to “domestic issuer” status effective January 1, 2021.

Human Capital

As a human-capital intensive business, the long-term success of our firm depends on our people. We are not only striving for communities and relationships that last for our users but also within our company by establishing a supportive and empowering culture. Our goal is to ensure that we have the right talent in the right place at the right time.

As of December 31, 2020, we had approximately 250 employees based in Germany and the United States and 30 independent contractors.

We monitor and evaluate various turnover and attrition metrics. We believe our annualized voluntary turnover is healthy for our industry, which we attribute to our strong values-based culture, commitment to career development, attractive compensation and benefit programs, and an inclusive, diverse and save work environment.

Value Based Culture

We strive to attract individuals who are people-focused and share our core values. We promote recognition of behavior, initiatives, and projects which model our values across the organization. We continue to intensify our focus on creating a highly engaged workforce, driving improvements across our communications, our culture, our reward programs, and our work environment and fostering a collaborative, inclusive and inspiring experience for all of our employees. The efforts are reflected in a strong commitment across our workforce. The results of our Year End 2020 Annual Employee Survey, which was completed by 76% of our workforce, revealed that more than 90% of our employees are satisfied with their employment with us and are motivated to achieve our goals. Over 95% of our employees confirmed that we offer a supportive work environment.

Commitment to Career Development

We prioritize and invest in creating opportunities to help employees grow and build their careers, through a multitude of training and development programs. We offer our employees several tools to help in their personal and professional development, including career development plans, mentoring programs and in-house learning opportunities, including Spark Academy, our in-house education program offering online, instructor-led and on-the-job learning formats. In addition, we invest in our executive talent through succession planning and individualized development planning.

Attractive Compensation and Benefit Program

We are committed to providing a total compensation package to our employees that is market-competitive and performance based, driving innovation and operational excellence. One of our primary objectives with respect to employee compensation is to attract and retain the best possible employee talent, to link annual compensation and long-term stock-based compensation to achievement of measurable corporate goals and individual performance, and to align employee’ incentives with stockholder value creation. Total direct compensation is generally positioned within a competitive range of the market median, with differentiation based on tenure, skills, proficiency, and performance to attract and retain key talent.

Diversity and Inclusion

Our employees reflect the communities we live and work in and the users we serve. In recent years, we have continued to make progress in our culture of inclusion journey, including, among other things, by expanding gender diversity on the Company’s Board. As of December 31, 2020, approximately 45% of our overall workforce and 44% of our management team are female. Our seven person Board consists of three female directors, and our Chief Operating Officer and Chief Legal Officer is female. Our Board, CEO and senior executives model high standards of diversity, equity and inclusion and are leading sustainable change, being supported in their efforts by an employee led diversity and inclusion initiative called “Spark Together”.

Healthy Work Environment

During 2020, we focused significant attention on the effective handling of the COVID-19 pandemic. Our response has included a re-layout of our office plans in Berlin and Utah to ensure that the requirements of social distancing and hygiene can be complied with and the offices are a safe work environment. We also modified training programs to comply with distancing requirements, limited visitor entry and increased virtual meetings. We have made additional investments in company-wide engagement events to ensure connectivity and collaboration across the organization. Additionally, we implemented the use of flexible and remote work arrangements and other creative solutions. Where applicable, we have also provided additional support through mental and behavioral health resources. We have identified and/or developed resources to support employees and their families with additional time off, flexible schedules and employer paid benefits.

Shareholder Proposals for Nominees

Our Nominating, Governance and Compensation Committee will consider potential nominees properly submitted by shareholders.

Director Independence

The Board of Directors has determined that each of our directors, other than Eric Eichmann, our current Chief Executive Officer, is independent as defined by the NYSE rules. This makes six of our seven directors independent. The Board of Directors arrived at this determination based on a review of the information provide by each director concerning his or her background, employment and other affiliations.

Committees of Our Board of Directors

Our Board of Directors has established an Audit Committee and a Nominating, Governance and Compensation Committee, each of which has the composition and responsibilities described below. Our Nominating, Governance and Compensation Committee performs the functions sometimes performed by separate nominating and compensation committees. We have combined these two committees without issue and plan to continue to do so for the foreseeable future. We believe that a single committee is best suited to address our oversight and governance needs and responsibilities. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Each of these committees has a written charter, copies of which are available without charge on the investor relations section of our website at https://www.spark.net/investor-relations/corporate-governance/highlights.

Audit Committee

Our Audit Committee comprises Colleen Birdnow Brown, Chelsea Grayson and Alex Hefer. Ms. Birdnow Brown is the Chair of our Audit Committee. The composition of our Audit Committee meets the requirements for independence under the current NYSE American LLC and SEC rules and regulations. Each member of our Audit Committee is financially literate. In addition, our Board of Directors has determined that Ms. Birdnow Brown is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. Our Audit Committee is directly responsible for, among other things:

•	the conduct and integrity of Spark’s financial reporting to any governmental or regulatory body, the public or other users thereof;

•	Spark’s systems of internal accounting and financial and disclosure controls;

•	the qualifications, engagement, compensation, independence and performance of Spark’s independent auditors, their conduct of the annual audit, and their engagement for any other services;

•	Spark’s legal and regulatory compliance;

•	Spark’s codes of ethics as established by management and the Board of Directors; and

•	The preparation of any audit committee report required by the SEC.

Nominating, Governance and Compensation Committee

Our Nominating, Governance and Compensation Committee comprises Brad Goldberg, David Khalil and Cheryl Michel Law. Mr. Goldberg is the Chair of our Nominating, Governance and Compensation Committee. Our Nominating, Governance and Compensation Committee is responsible for, among other things:

•

identifying, screening and reviewing individuals qualified to serve as managing directors and/or members of the Board of Directors and recommending to the Board of Directors candidates for election as members of the Board of Directors;

•	developing and recommending to the Board of Directors and overseeing the implementation of Spark’s corporate governance guidelines and principles;

•	reviewing, on a regular basis, the overall corporate governance of Spark and recommending to the Board of Directors improvements when necessary; and

•	assisting the Board of Directors in discharging its responsibilities relating to the compensation of the Company’s directors and executive officers

Board and Committee Meetings and Attendance

The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During 2020, the Board of Directors held 5 meetings including telephonic meetings; the Audit Committee held 8 meetings and the Presiding and Nominating and Committee held 8 meetings. During 2020, none of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors during his or her tenure and the total number of meetings held by all committees of the Board of Directors on which such director served during his or her tenure. The independent members of the Board of Directors also meet separately without management directors on a regular basis to discuss such matters as the independent directors consider appropriate.

Board Attendance at Annual Shareholders’ Meeting

We invite and encourage each member of our Board of Directors to attend our annual meetings of shareholders. We do not have a formal policy regarding attendance of our annual meetings of shareholders by the members of our Board of Directors.

Communication with Directors

Shareholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including our Chairman) may do so by letters addressed to: Spark Networks SE, Kohlfurter Straße 41/43, Berlin Germany 10999, attn.: Chief Legal Officer.

PROPOSAL NO. 1

PRESENTATION OF THE ADOPTED ANNUAL FINANCIAL STATEMENTS, THE APPROVED CONSOLIDATED FINANCIAL STATEMENTS AND THE COMBINED MANAGEMENT REPORT OF SPARK NETWORKS SE AND THE GROUP FOR THE YEAR ENDED 31 DECEMBER 2020 AS WELL AS THE REPORT OF THE ADMINISTRATIVE BOARD FOR THE FINANCIAL YEAR 2020

The adopted annual financial statements, the approved consolidated financial statements and the combined management report of Spark Networks SE and the group for the year ended December 31, 2020 as well as the report of the Administrative Board for the financial year 2020 are available on the Company’s website at:

https://www.spark.net/investor-relations/annual-meeting

and will be explained in more detail during the Annual Meeting.

In accordance with statutory provisions under applicable German law, no resolution by the Annual Meeting is proposed for this proposal no. 1 because the Administrative Board has already approved the adopted annual financial statements as well as the consolidated financial statements for the financial year 2020. Thus, the annual financial statements for the financial year 2020 have been established in accordance with Art. 9 (1) lit. c) ii), Art. 10 SE-Regulation in conjunction with Sec. 172 German Stock Corporation Act*. Therefore, approval of the annual financial statements for the financial year 2020 by the Annual General Meeting is not required, Art. 9 (1) lit. c) ii), Art. 10 SE Regulation in conjunction with Sec. 173 German Stock Corporation Act. For other documents referred to in this proposal no. 1, German statutory law only provides for a general information to the shareholders but no resolution by the Annual Meeting.

For information purposes, also an Annual Report on Form 10-K for the year ended December 31, 2020, containing consolidated financial information will be accessible on the Company’s website.

* The relevant provisions for stock corporations domiciled in Germany, in particular the provisions of the HGB and the German Stock Corporation Act (Aktiengesetz – AktG), apply to the Company due to the conflict-of-law rules set out in Art. 5, Art. 9 (1) lit. c) ii), Art. 53 as well as Art. 61 of Council Regulation (EC) No 2157/2001 of October 8, 2001 on the Statute for a European company (SE) (SER) unless otherwise provided for by any more specific rules of the SER.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 1.

PROPOSAL NO. 2

RESOLUTION ON THE DISCHARGE OF THE MANAGING DIRECTORS FOR THE FINANCIAL YEAR 2020

Shareholders are being asked at the Annual Meeting to approve, and the Administrative Board proposes to adopt, the following resolution:

RESOLVED, that the Managing Directors who were in office in the financial year 2020 shall be granted discharge for this period.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2.

PROPOSAL NO. 3

RESOLUTION ON THE DISCHARGE OF THE MEMBERS OF THE ADMINISTRATIVE BOARD FOR THE FINANCIAL YEAR 2020

Shareholders are being asked at the Annual Meeting to approve, and the Administrative Board proposes to adopt, the following resolution:

RESOLVED, that the members of the Administrative Board who were in office in the financial year 2020 shall be granted discharge for this period.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 3.

PROPOSAL NO. 4

APPOINTMENT OF THE AUDITOR FOR THE FINANCIAL STATEMENTS AND FOR THE CONSOLIDATED FINANCIAL STATEMENTS AS WELL AS FOR REVIEW OF INTERIM FINANCIAL REPORTS AND RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected BDO USA, LLP as our independent registered public accounting firm for the year ended December 31, 2021, and BDO AG Wirtschaftsprüfungsgesellschaft, Katharina-Heinroth-Ufer 1, 10787 Berlin, Germany as our local statutory auditor for the fiscal year ending December 31, 2021 (collectively, “BDO”).

At the Annual Meeting, the shareholders are being asked to ratify the appointment of BDO as our auditor for the financial statements and for the consolidated financial statements as well as for review of interim financial reports for the fiscal year ending December 31, 2021. Under mandatory German corporate law the Annual Meeting must elect the auditor of the company for the current fiscal year. If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal and if an auditor has not been elected by the end of the ongoing financial year, the Local Court of Munich, Germany shall appoint the auditor at the request of the legal representatives, the Administrative Board or a shareholder of Spark Networks SE.

Principal Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee generally pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were approved by our Audit Committee.

Change in Accountants

On June 3, 2021, our Audit Committed dismissed KPMG AG Wirtschaftsprüfungsgesellschaft, Klingelhöferstraße 18, 10785 Berlin, Germany (“KPMG”) as our independent auditors. On June 3, 2021, our Audit Committee approved BDO USA, LLP as the Company’s new independent registered public accounting firm, and BDO AG Wirtschaftsprüfungsgesellschaft as the Company’s local statutory auditor, in each case subject to approval by our shareholders at this Annual Meeting.

KPMG issued a report on our audited financial statements for the fiscal years ended December 31, 2019 and December 31, 2020. During the Company’s two most recent fiscal years ended December 31, 2020 and 2019, and the subsequent interim period through June 3, 2021, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with their reports on the Company’s consolidated financial statements for 2020 and 2019. During the two most recent fiscal years ended December 31, 2020 and 2019, and the subsequent interim period through June 3, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except the existence of material weaknesses reported in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed on March 31, 2021 summarized as follows:

•

The Company did not adequately design certain key controls at a sufficient level of precision, including account reconciliation and debt controls, to address relevant financial reporting risks including inadequate design of procedures to ensure completeness and accuracy of underlying reports and data used when executing the control.
•

The Company did not design and maintain formal and effective controls over certain information technology general controls (“ITGCs”) for IT systems that are relevant to the preparation of the financial statements.

•

The Company did not design and maintain adequate controls to analyze and account for Value Added Tax (VAT) and sales tax obligations, to address relevant financial reporting risks over timely payment and accrual recognition which could adversely affect the completeness and accuracy of related balances.

•

The Company did not have an adequate number of individuals within its accounting and financial reporting function with sufficient training in US GAAP and SEC reporting standards, including understanding of new accounting standards and accounting for significant estimates including goodwill, and the impact on the Company’s internal controls over financial reporting.

•

The Company utilized third party specialists in connection with the valuation of the underlying assets acquired and liabilities assumed in the Spark Networks / Zoosk Merger, accounting for its United States income tax provision, and in the annual impairment test performed over the Company’s goodwill and indefinite-lived intangible assets. The Company did not have a sufficient number of adequately trained personnel within the organization to provide appropriate oversight over these specialists, to sufficiently understand the complexities of the related estimates, or to sufficiently review certain assumptions and calculations performed by these specialists.

The audit reports of KPMG on the Company’s consolidated financial statements for each of the two most recent fiscal years ended December 31, 2020 and 2019 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2020 and 2019, and the subsequent interim period through June 3, 2021, neither the Company nor anyone on its behalf has previously consulted with BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and BDO did not provide either a written report or oral advice to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” (as defined in Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K, respectively).

The following table presents fees for professional audit services rendered by KPMG or the audit of our annual financial statements for the years ended December 31, 2020 and December 31, 2019 (in thousands).

Fee Category	2020	2019
Audit fees(1)	$1,868	$1,920
Tax fees(2)	21	17
All other fees(3)	—	31

Total Fees	$1,889	$1,968

(1)

Audit fees for 2020 and 2019 include costs associated with the half year and annual audits, including costs associated with the US GAAP conversion in 2020, and statutory audits required internationally.

(2)	Tax fees for 2020 and 2019 represent Israel and United Kingdom tax compliance.
(3)	Other fees for 2019 represent financial due diligence services in connection with the Spark Networks SE / Zoosk Inc. Merger.

Shareholders are being asked at the Annual Meeting to approve, and the Administrative Board, based on the recommendation of the Audit Committee, proposes to adopt the following resolution:

RESOLVED, BDO USA, LLP, is appointed as independent registered public accounting firm for the Company for the year ended December 31, 2021, and BDO AG Wirtschaftsprüfungsgesellschaft, Katharina-Heinroth-Ufer 1, 10787 Berlin, Germany is appointed as local statutory auditor for the financial statements and group auditor for the consolidated financial statements for the fiscal year 2021 and as auditor for any review of interim financial reports for the fiscal year 2021 and for any review of interim financial reports for the fiscal year 2021 issued before the 2022 Annual General Meeting.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 4.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Spark’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Spark’s independent registered public accounting firm, (3) the performance of Spark’s internal audit function, if any, and (4) other matters as set forth in the charter of the Audit Committee approved by the Board of Directors.

Management is responsible for the preparation of Spark’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Spark’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of Spark Networks SE for the fiscal year ended December 31, 2020. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable standards of the PCAOB. In addition, the Audit Committee received written communications from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Spark Networks SE be included in Spark’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, that was filed with the SEC. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

The Audit Committee further recommended to the Board of Directors the approval of the audited IFRS and stand alone Financials of Spark Networks SE for the fiscal year ended December 31, 2020, which have been filed with the German Federal Gazette following board approval on [●], 2021.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF SPARK NETWORKS SE

PROPOSAL NO. 5

ELECTION OF THE MEMBERS OF THE ADMINISTRATIVE BOARD

In accordance with Article 43 para. (2), (3) SE Regulation and Sec. 23 of the SE Regulation Implementation Act (“SEAG”) in conjunction with § 10 (1) sent. 2 of the Company’s Articles of Association (“AoA”) and the resolution of the Annual Meeting of 29 July 2020 (agenda item 5), the Administrative Board currently consists of seven members elected by the Annual General Meeting.

All current members of the Administrative Board have been elected to the Administrative Board of Spark Networks SE by the Annual Meeting of 29 July 2020 for a period until the end of the Annual General Meeting that resolves on granting the Administrative Board members discharge for the fiscal year 2020.

Thus, pursuant to Article 43 para. (2), (3) SE-Regulation, Sec. 23 SEAG in conjunction with § 10 para. (1) sent. 2 AoA seven new members shall be elected to the Administrative Board.

Shareholders are being asked at the Annual Meeting to approve, and the Administrative Board, based on the recommendation of its Presiding and Nominating Committee, proposes to adopt, the following resolutions:

RESOLVED, that the following individuals shall be elected to the Administrative Board of Spark Networks SE, each for a term beginning with the end of this Annual Meeting on August 11, 2021 until the end of the Annual Meeting which resolves on granting the Administrative Board members discharge for the fiscal year 2021, but not longer than for a maximum term of six years from the beginning of their respective term of office:

a)	Eric Eichmann, Managing Director of Spark Networks SE, Munich, Germany; resident in Montclair (New Jersey), USA;

b)

David Khalil, founder and member of the advisory board of Sunshine Smile GmbH, Berlin, Germany; former managing director at Affinitas GmbH, Berlin, Germany from 2008 to 2016; resident in Berlin, Germany;

c)	Bradley J. Goldberg, former executive at Microsoft and PEAK6, Chicago (Illinois), USA; limited partner advisor at NYCA Partners, New York, (New York) USA; resident in Seattle (Washington), USA;

d)

Colleen Birdnow Brown, former CEO of Fisher Communications, Seattle (Washington) USA; member of the board of directors at True Blue Inc., Tacoma (Washington), USA and Big5 Sporting Goods, El Segundo (California) USA; resident in Parker (Colorado), USA;

e)	Axel Peter Hefer, member of the management board and CEO of trivago N.V.; Duesseldorf, Germany; resident in Hagen, Germany;

f)

Chelsea Grayson, Executive-in-Residence at Wunderkind (formerly BounceX) New York (New York) USA; member of the boards of directors at Vireo Health International, Inc. Minneapolis (Minnesota), USA and Loudpack, Greenfield (California), USA; resident in Los Angeles (California), USA; and

g)	Bangaly Kaba, Head of Platform Growth at Popshop Live; New York (New York), USA, resident in Belmont (California), USA.

With regard to the Administrative Board members proposed for election, the following information is disclosed pursuant to Sec. 125 para. (1) sent. 5 German Stock Corporation Act:

None of the proposed Administrative Board members is a member in another domestic supervisory board the establishment of which is required by law.

The candidates are members in the following comparable domestic or foreign controlling bodies of commercial enterprises:

Candidate Position in comparable domestic or foreign controlling bodies of commercial enterprises

David Khalil	Member of the Advisory Board of Sunshine Smile GmbH, Berlin, Germany

Bradley G. Goldberg	Member of the Board of Directors of Cellar Tracker, Seattle (Washington), USA

Colleen Birdnow Brown	Member of the Board of Directors of TrueBlue, Inc. ,Tacoma (Washington), USA and Big 5 Sporting Goods Corporation, El Segundo (California), USA

Chelsea Grayson	Member of the Board of Directors of Vireo Health International, Inc. Minneapolis (Minnesota), USA

Bangaly Kaba	Member of the Board of Directors of Polar, New York (New York), USA

In the opinion of the Administrative Board, there are no personal or professional relationships between the proposed candidates and Spark Networks SE, its group companies or the corporate bodies of Spark Networks SE or any shareholder directly or indirectly holding more than 10% of the voting shares in the Company, which an objectively judging shareholder would consider decisive for his election decision.

The proposals of the Administrative Board observe statutory requirements as well as the objectives determined by the Administrative Board of Spark Networks SE regarding its composition. Furthermore, in the opinion of the Administrative Board, all candidates proposed for election are independent within the meaning of the German Corporate Governance Code (Deutscher Corporate Governance Kodex).

Short CVs and further information on the candidates for the Administrative Board can be found at the Company’s website at

https://www.spark.net/investor-relations/annual-meeting

It is intended to let the Annual General Meeting vote on the election of the candidates to the Administrative Board by way of individual ballot.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH MEMBER OF THE ADMINISTRATIVE BOARD.

PROPOSAL NO. 6

RESOLUTION ON THE INCREASE OF THE SIZE OF THE ADMINISTRATIVE BOARD TO EIGHT MEMBERS AND THE ELECTION OF ONE ADDITIONAL MEMBER OF THE ADMINISTRATIVE BOARD

In accordance with Article 43 para. (2), (3) SE Regulation and Sec. 23 of the SE Regulation Implementation Act (“SEAG”) in conjunction with § 10 (1) sent. 2 of the Company’s Articles of Association (“AoA”) and the resolution of the Annual Meeting of 29 July 2020 (agenda item 5), the Administrative Board currently consists of seven members elected by the Annual General Meeting.

In order to further increase the efficiency of the management of the Company, the size of the Administrative Board shall be increased to eight members with effect from the end of this Annual General Meeting and until further notice. In the course of the enlargement of the Administrative Board to eight members, the election of a further member of the Administrative Board is necessary.

Accordingly, another person shall be elected to the Administrative Board with effect from the effective date of the increase in the size of the Administrative Board to eight members, as proposed under this proposal no. 6, until the end of the Annual Meeting which resolves on the discharge of members of the Administrative Board for the fiscal year 2021, but for no longer than for a maximum term of six years from the beginning of their respective term of office.

Shareholders are being asked at the Annual Meeting to approve, and the Administrative Board, based on the recommendation of its Presiding and Nominating Committee, proposes to adopt, the following resolution:

RESOLVED, that the size of the Administrative Board of Spark Networks SE is increased to eight members with effect from the end of this Annual Meeting on August 11, 2021 until further notice and that the following individual shall be elected to the Administrative Board of Spark Networks SE, with effect from the effective date of the increase in the size of the Administrative Board to eight members, as proposed under this proposal no. 6, until the end of the Annual Meeting which resolves on granting the Administrative Board members discharge for the fiscal year 2021, but not longer than for a maximum term of six years from the beginning of their respective term of office:

Joseph E. Whitters, Advisor/Consultant and partner at Frazier Healthcare Partners, Seattle (Washington) USA; resident in Granite Bay (California), USA:

With regard to the Administrative Board member proposed for election, the following information is disclosed pursuant to Sec. 125 para. (1) sent. 5 German Stock Corporation Act:

The proposed Administrative Board member is not a member in another domestic supervisory board the establishment of which is required by law.

The candidate is a member in the following comparable domestic or foreign controlling bodies of commercial enterprises:

Candidate Position in comparable domestic or foreign controlling bodies of commercial enterprises

Joseph E. Whitters	Member of the Board of Directors of Orthotic Holdings, Inc Meza (Arizona) USA, and Parata Systems, Durham (North Carolina) USA, Chairman of the Board and member of the Audit Committee at Accuray Incorporated, Sunnyvale (California), USA; Chair of the Audit Committee at Cutera, Inc. Brisbane (California), USA.

In the opinion of the Administrative Board, there are no personal or professional relationships between the proposed candidate and Spark Networks SE, its group companies or the corporate bodies of Spark Networks SE or any shareholder directly or indirectly holding more than 10% of the voting shares in the Company, which an objectively judging shareholder would consider decisive for his election decision.

The proposal of the Administrative Board observes statutory requirements as well as the objectives determined by the Administrative Board of Spark Networks SE regarding its composition. Furthermore, in the opinion of the Administrative Board, the candidate proposed for election is independent within the meaning of the German Corporate Governance Code (Deutscher Corporate Governance Kodex).

A short CV and further information on the candidate for the Administrative Board can also be found at the Company’s website at

https://www.spark.net/investor-relations/annual-meeting.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL NO. 6 AND ELECTION OF THE MEMBER OF THE ADMINISTRATIVE BOARD.

PROPOSAL NO. 7

RESOLUTION ON THE AMENDMENT OF SECTION 20 PARA. (3) OF THE COMPANY’S ARTICLES OF ASSOCIATION

The Company’s Articles of Association provide that resolutions of the General Meeting of Shareholders are adopted by a simple majority of the valid votes cast, unless a higher majority is required by mandatory legal provisions or the Company’s Articles of Association.

It shall be clarified, that this applies in particular to capital increases with subscription rights against contributions and from company funds as well as to the issue of convertible bonds.

Shareholders are being asked at the Annual Meeting to approve, and the Administrative Board proposes to adopt, the following resolution:

RESOLVED, that Section 20 para. (3) of the Company’s Articles of Association shall be restated as follows:

(3)   „Die Beschlüsse der Hauptversammlung werden, soweit nicht zwingende gesetzliche Vorschriften oder die Satzung etwas anderes vorschreiben, mit der einfachen Mehrheit der abgegebenen Stimmen und, sofern das Gesetz außer der Stimmenmehrheit eine Kapitalmehrheit vorschreibt, mit der einfachen Mehrheit des bei der Beschlussfassung vertretenen Grundkapitals gefasst.

(3)   „Resolutions of the General Meeting of Shareholders shall be passed with a simple majority of the valid votes cast, unless a higher majority is required by mandatory law or by these Articles of Association and, if the law prescribes a capital majority in addition to the voting majority, by a simple majority of the share capital represented when the resolution is adopted

Soweit nicht zwingende gesetzliche Vorschriften entgegenstehen, bedarf es für Satzungsänderungen einer Mehrheit von zwei Dritteln der abgegebenen gültigen Stimmen bzw., sofern mindestens die Hälfte des Grundkapitals vertreten ist, der einfachen Mehrheit der gültigen abgegebenen Stimmen. Sofern das Gesetz für Beschlüsse der Hauptversammlung außer der Stimmenmehrheit eine Kapitalmehrheit vorschreibt, genügt, soweit gesetzlich zulässig, die einfache Mehrheit des bei der Beschlussfassung vertretenen Grundkapitals. Das in § 103 Abs. 1 Satz 2 AktG vorgesehene Mehrheitserfordernis bleibt unberührt.

Unless this conflicts with mandatory legal provisions, amendments to the Articles of Association require a majority of two-thirds of the valid votes cast or, if at least one-half of the share capital is represented, the simple majority of the valid votes cast. As far as the law requires a capital majority in addition to a majority of votes for resolutions of the General Meeting, a simple majority of the share capital represented at the time the resolution is passed shall be sufficient to the extent that this is legally permissible. The majority requirement set out in § 103 para. (1) sentence 2 German Stock Corporation Act (AktG) remains unaffected.

Beschlüsse, die gemäß § 20 Abs. 3 mit einfacher Stimmen- oder Kapitalmehrheit gefasst werden können sind insbesondere, aber nicht ausschließlich, alle Beschlüsse der Hauptversammlung über

Resolutions that can be passed with a simple majority vote or capital majority vote pursuant to Section 20 para. (3) are, in particular but not exclusively, all relevant resolutions of the General Meeting regarding

- Kapitalerhöhungen mit Bezugsrecht der Aktionäre gegen Einlagen (§ 182 Abs. 1 AktG), jedoch nicht für die Ausgabe von Vor-zugsaktien ohne Stimmrecht (§ 182 Abs. 2 Satz 1 AktG),

-   capital increases with shareholders’ pre-emptive rights against contributions (Section 182 para. (1) AktG), but not for the issuance of non-voting preferred shares (Section 182 para (1) sent. 2 AktG),

- Kapitalerhöhungen aus Gesellschaftsmitteln (§ 207 Abs. 2 AktG i. V. m. § 182 Abs. 1 AktG), und	- capital increases from company funds (Section 207 para. (2) in conjunction with Section 182 para. (1) AktG), and

- Ausgabe von Wandelschuldverschreibungen, Gewinnschuldverschreibungen und sonstigen Instrumenten, auf die die Aktionäre ein Bezugsrecht haben (§ 221 AktG).“	- the issuance of convertible bonds, profit participation bonds and other instruments for which the shareholders have a pre-emptive right (Section 221 AktG).”

Otherwise, Section 20 of the Company’s Articles of Association shall remain unchanged.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 7.

PROPOSAL NO. 8

ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the Annual Meeting, the shareholders are being asked to approve our executive compensation on an advisory basis in accordance with Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”) (the “say-on-pay” vote). The say-on-pay vote is an advisory vote on the compensation of our Named Executive Officers (the “NEOs”), as such compensation is disclosed pursuant to Item 402 of Regulation S-K in the section titled “Executive Officer and Director Compensation” in this Proxy Statement. The say-on-pay vote is not a vote on our general compensation policies, compensation of our Board of Directors or our compensation policies as they relate to risk management.

As an advisory vote, the say-on-pay vote is not binding on either the Company or the Board of Directors. However, our Board of Directors values the opinions of our shareholders, and, to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and evaluate what actions may be appropriate to address those concerns.

Shareholders are being asked at the Annual Meeting, and the Administrative Board proposes to approve the following resolution pursuant to this proposal:

RESOLVED, that the shareholders of Spark Networks SE approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as such compensation is disclosed pursuant to Item 402 of Regulation S-K in the section titled “Executive Officer and Director Compensation” in the Company’s Definitive Proxy Statement for the 2021 Annual Meeting of Shareholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 8.

PROPOSAL NO. 9

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, shareholders will vote, on a non-binding, advisory basis, regarding the frequency of future say-on-pay advisory votes. Specifically, shareholders may vote on whether to hold say-on-pay advisory votes every one, two or three years. Alternatively, you may indicate that you are abstaining from voting.

The Board has given careful consideration to the preferred frequency of say-on-pay advisory votes. After considering the benefits and consequences of available options, the Board believes that say-on-pay advisory votes should be held every year.

Although this vote is not binding on the Board, the Board will review and carefully consider this vote when making its determination as to the frequency of future say-on-pay advisory votes and expects to be guided by the frequency that received the greatest number of votes, even if that alternative does not receive a majority of votes cast.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU SELECT EVERY “YEAR” FOR THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS

PROPOSAL NO. 10

RESOLUTION ON THE COMPENSATION SYSTEM FOR THE MANAGING DIRECTORS

Pursuant to Article 52 sent. 2 SE Regulation in conjunction with Section 120a para. (1) of the German Stock Corporation Act (in the version valid since January 1, 2020 following the Act Implementing the Second Shareholders’ Directive (ARUG II) of December 12, 2019), the annual general meeting of a listed company shall approve by resolution the compensation system for the Managing Directors whenever there is a material change to the system, but at least every four years. Section 26j para. (1) sent. 1 of the German Introductory Act to the Stock Corporation Act (EGAktG) provides that the first resolution pursuant to Section 120a para. (1) German Stock Corporation Act is to be passed by the first annual general meeting held after December 31, 2020.

Taking into account the requirements of Section 40 para. (7) SEAG in conjunction with Section 87a para. (1) German Stock Corporation Act, and based on the recommendations of its Nominating, Governance and Compensation Committee, the Administrative Board has adopted, and hereby submits to the Annual Meeting, a system for the compensation of the Managing Directors as described in the Annex to this proposal no. 10.

Shareholders are being asked at the Annual Meeting to approve, and the Administrative Board proposes to adopt, the following resolutions pursuant to this proposal:

RESOLVED, that the shareholders of Spark Networks SE approve the compensation system for the Managing Directors of Spark Networks SE as described in the Annex to this proposal no. 10.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 10.

ANNEX TO PROPOSAL NO. 10

DESCRIPTION OF THE COMPENSATION SYSTEM FOR MANAGING DIRECTORS

1. Main features and objectives of the compensation system

The compensation system for Managing Directors of Spark Networks SE is geared towards a sustainable and long-term corporate development as well as an increase in the value of the Company while at the same time attracting and retaining the best possible executive talent. Thus, the system contributes to the promotion of the business strategy and the long-term development of the Company.

The compensation system sets incentives for a value-adding and sustainable development of the Company aligning executives’ incentives with stockholder value creation. The strategic and operational performance indicators associated with such a development, as well as certain sustainability goals are to be embedded in the variable compensation for the Managing Directors in the form of targets. If legally possible, the long-term compensation of the Managing Directors will be linked to strategic financial targets for the Company by granting stock options.

The purpose of the compensation system is to remunerate the Managing Directors adequately in accordance with the scope of their duties and responsibilities, taking into account each Managing Director’s personal performance, the economic situation and success of the Company as well as the customary level of compensation. It should help to determine a competitive level of compensation and thus provide an incentive for dedicated and successful work.

The compensation system for the Managing Directors does not exclude the granting of third-party compensation, for example through the participation of the Managing Directors in compensation programs of Spark Networks Inc., if approved by the Administrative Board and compatible with the interests of Spark Networks SE and the aforementioned objectives of the compensation system.

2. Description of the procedure for determining, implementing and reviewing the compensation system

The Administrative Board, supported by its Nominating, Governance and Compensation Committee, determines the compensation system in accordance with Section 40(7) SEAG in conjunction with Section 87a para. (1) German Stock Corporation Act. For this purpose, the Nominating, Governance and Compensation Committee develops the structure and the individual components of the compensation system and reports on this to the Administrative Board in order to prepare its discussion and resolution. The compensation system model of the Company takes input from best practices under German law and also U.S. publicly listed companies. Both the Nominating, Governance and Compensation Committee and the Administrative Board are allowed to consult external compensation experts who must be independent. External legal advisors may also be consulted.

The Annual Meeting shall resolve on the compensation system each time the system is changed materially, but at least every four years. If the Annual Meeting has not approved the compensation system, a revised compensation system must be submitted for resolution at the latest at the following Annual Meeting. As part of the development of the present system for the compensation of the Managing Directors of Spark Networks SE, the Administrative Board, supported by the Nominating, Governance and Compensation Committee, has conducted a review as to whether the existing structure of compensation is still adequate. In doing so, the Administrative Board has come to the conclusion that the existing compensation structure is still adequate and functional and that only minor adjustments are to be made with regard to the new legal requirements.

The assessment of customary practice did not include a vertical compensation comparison, in which the compensation and employment conditions of employees within the Company were taken into account. The relationship between the compensation of the Managing Directors and that of the senior management or that of the workforce as a whole, or its development over time, were not taken into account. The Administrative Board does not consider such comparison suitable or necessary for ensuring that the compensation of the Managing Directors is adequate.

In accordance with the applicable compensation system, the Administrative Board determines the specific total target compensation and, for the upcoming fiscal year, the performance criteria for the variable compensation elements for Managing Directors provided for in the compensation system. The “Total Target Compensation” for each Managing Director is in each case the sum of fixed and variable compensation.

When determining the compensation parameters, the Administrative Board shall take care that the share of long-term variable compensation components exceeds the share of short-term variable compensation components.

The Nominating, Governance and Compensation Committee develops and recommends to the Administrative Board the overall compensation package for the Chief Executive Officer and, with the additional assistance of the Chief Executive Officer, for each of Spark Networks SE’s other executive officers. The Chief Executive Officer does not participate in determining his compensation. Although objective criteria may be used, the Nominating, Governance and Compensation Committee retains final discretion in determining the compensation of the executive officers.

In implementing and administering the Company’s compensation philosophy, the Nominating, Governance and Compensation Committee:

•	Reviews market data to assess the competitiveness of the Company’s compensation policies;

•	Reviews the Company’s performance against the Company’s plans and budgets and considers the degree of attainment of performance goals and objectives;

•	Reviews the individual performance of each executive officer.

The current system for the compensation of the Managing Directors shall apply to all service agreements with Managing Directors of Spark Networks SE that are newly concluded, extended or amended after August 11, 2021.

3. Compensation components

The compensation of each Managing Director consists of a base salary, an annual performance based cash incentive, an equity incentive and customary broad-based employee benefits.

In addition, on occasion, the Nominating, Governance and Compensation Committee may award special bonuses to the Managing Directors.

Consistent with the Company’s pay for performance philosophy and to enhance stockholder return, a significant portion of the Managing Directors’ compensation is “at-risk” ––that is, contingent upon the achievement of performance objectives and overall strong company performance.

The mix of base salary, annual bonus opportunity based on achievement of objectives and long-term stock-based compensation incentive (in the form of appreciation in shares underlying stock options) varies depending on the Managing Director’s position level.

a) Fixed compensation

(1) Base Salary

Base salaries for the Managing Directors are established based on the scope of their responsibilities. Base salaries are reviewed on an annual basis and any increases are similar in scope to our overall corporate salary increase, if any. The base salary is paid in twelve equal monthly instalments.

(2) Fringe benefits

In addition, the Managing Directors may be granted benefits in kind and fringe benefits, such as contributions to insurance premiums, the conclusion of a D&O insurance and coverage of certain kinds of fees for legal and tax advice as well as housing costs.

b) Annual Performance Based Cash Incentives (Short-Term Incentive)

The Managing Directors have the opportunity to receive annual cash incentive compensation. Any such annual incentive would be dependent upon attaining specific corporate and/or personal objectives for the prior fiscal year.

The goal with bonuses to the Managing Directors is to reward executives in a manner that is commensurate with the level of achievement of certain financial and operational goals that, if attained, result in greater long-term stockholder value.

The Administrative Board determines these financial and strategic goals on an annual basis.

Within this framework, the Administrative Board may also introduce ESG related targets as target figures, such as Employee Satisfaction, churn rate and ratings with regard to certain compliance frameworks such as of the National Institute of Standards and Technology (NIST).

As the Company’s circumstances change from financial year to financial year, the respective target figures to be agreed may also vary. In selecting the target figures, the Administrative Board constantly keeps in mind what benefits the Company’s strategy and long-term development. This way, the target bonuses provide incentives to align the operating business with the higher-level corporate strategy and thus contribute to promoting the business strategy and the long-term development of the Company.

Once the target figures for a financial year have been defined, they shall not be changed retrospectively. At the Administrative Board meeting which resolves on the approval of the annual financial statements and the consolidated financial statements for the past financial year, the Administrative Board determines to what extent a Managing Director has actually achieved his or her targets relating to the target bonuses. This relevant basis for financial targets are the Company’s accounts while with respect to non-financial targets (e.g. new contracts or compliance status) respective information will be provided by the Company.

The short-term variable compensation is paid in cash after the Administrative Board has determined to what extent the targets for the past financial year have actually been achieved.

c) Equity Incentives (Long-Term Incentive)

The Managing Directors of Spark Networks SE shall be encouraged to make a long-term commitment to the Company and to promote sustainable growth and value creation. For this reason, a significant part of their total compensation is linked to the long-term development of the Company’s share price. On January 21, 2020, the Administrative Board adopted the Long Term Incentive Plan (the “LTIP”) for Managing Directors and employees.

The LTIP provides for the grant of virtual stock options. Each option represents the right to receive, upon exercise, a certain amount in cash determined on the relevant ADS Stock Price (as defined below) of the option minus the strike price of such option; provided, however, that the Company may elect to settle options in ADSs or ordinary shares of Spark instead of cash at its sole discretion.

The LTIP provides that the strike price can be set at any amount determined by the Administrative Board, including zero. Under the LTIP, the “ADS Stock Price” is, as of the grant date, the average closing price of one ADS of Spark trading on the NYSE American for the period of five trading days prior to such date.

Options granted under the LTIP vest, subject to the employee’s continued service to Spark, as follows: (i) 25% of the total number of options granted to a participant vest 12 months after the grant date of such option, and (ii) an additional 6.25% of such options shall vest at the end of each additional three-month period thereafter until the end of the 48th month after the relevant grant date.

d) Other Benefits

Managing Directors are eligible to participate in all of our employee benefit plans, such as medical, dental, group life, disability, and accidental death and dismemberment insurance.

4. Maximum compensation for the Managing Directors

Pursuant to Section 40 para. (7) SEAG in conjunction with Section 87a para. (1) sent. 2 no. 1 German Stock Corporation Act, the Administrative Board has defined a maximum compensation for the Managing Directors. Such maximum compensation may differ between the roles of the Managing Directors.

For service agreements concluded or extended with Managing Directors after August 11, 2021, the Administrative Board has determined the maximum annual compensation as follows: for the Chief Executive Officer USD 26 million (base salary maximum of USD 3 million, bonus maximum of USD 1.5 million and equity maximum of USD 21.5 million); for the Chief Financial Officer USD 8 million (base salary maximum of USD 2 million, bonus maximum of USD 1 million and equity maximum of USD 5 million); and for the Chief Operating Officer and Chief Legal Officer USD 4.3 million (base salary maximum of USD 1.1 million, bonus maximum of USD 0.5 million and equity maximum of USD 2.7 million).

This maximum compensation includes all fixed and variable compensation components. The maximum compensation is the upper limit of compensation and thus the actual maximum inflow for the relevant financial year, taking into account the fixed compensation, the variable short-term incentive as well as the long-term variable compensation based on the LTIP. In addition, the maximum compensation includes, among other things, possible additional special bonuses awarded on occasion by the Nominating, Governance and Compensation Committee to the Managing Directors.

The maximum compensation thus represents the maximum of all expenses incurred for the respective Managing Director.

The Administrative Board points out that these amounts are not the target total compensation deemed appropriate by the Administrative Board, but merely an absolute upper limit that could at best be reached by the respective Managing Director in the event of optimum target achievement and a significant increase in the price of the ADS Stock Price.

5. Relative share of compensation components

As the particular amount of the specific compensation components differs for each Managing Director and since individual targets with respect to the Short-Term Incentive may be achieved by some Managing Directors and by others not, the anticipated proportions of the individual compensation components can only be provided in the form of ranges and based on certain assumptions.

The base salary represents 7 % to 19 % of the Total Target Compensation of a Managing Director while the fringe benefits represent about 1%. The proportion of the Short-Term Incentive compared to the Total Target Compensation ranges from 3 % to 6%, while the Long-Term Incentive’s proportion ranges from 73 % to 90%.

6. Compensation-related legal transactions

a) Terms of service agreements of Managing Directors

When appointing Managing Directors and with respect to the duration of service agreements with Managing Directors, the Administrative Board complies with the statutory requirements, in particular the maximum term of six years in accordance with Article 46 of Council Regulation (EC) No. 2157/2001 on the Statute for a European Company (SE), and essentially with the recommendations of the German Corporate Governance Code.

For an initial appointment as Managing Director, the term is generally three years, although this may differ in justified exceptional cases (for example, in the case of the promotion of an employee from the management level of Spark Networks SE to Managing Director). In the event of a reappointment, the maximum term is regularly up to five years. The service agreements with Managing Directors provide for the possibility of ordinary termination with six months’ notice in the event that the appointment as Managing Director ends prematurely due to removal or resignation. Either party has the right to terminate a service agreement without notice for good cause.

b) Potential Payments Upon Termination and Post-contractual non-competition clauses

The service agreements with Managing Directors may provide for severance pay provisions. The particular period and amount of such severance payment may depend on the reason for termination and/or the terminating party as well as the time elapsed between conclusion and termination of the service agreement. Further, service agreements may provide that any vesting of VSOP or stock options granted to a Managing Director and due to occur within an appropriate period after the effective date of a termination shall continue to vest.

Further, service agreements with Managing Directors may contain post-contractual non-competition clauses. The respective service agreement shall govern the amount of compensation, and period for which, a Managing Director will receive such compensation in the event of enforcement of such non-competition clause, for example 50% of the basic compensation of such Managing Director for a period of six months.

7. Temporary deviations from the compensation system

Pursuant to Section 40 para. (7) SEAG in conjunction with Section 87a para. (2) sent. 2 German Stock Corporation Act, the Administrative Board may temporarily deviate from the compensation system if such deviation is required in the interest of the long-term well-being of the Company. For example, this includes an amendment of the compensation system in the event of a significant change in corporate strategy in order to provide adequate incentives or in the event of far-reaching changes in the economic situation (e.g., due to a pandemic or severe economic crisis), i.e. events which render the original performance criteria and/or key figures of the compensation system obsolete insofar as the specific effects were not foreseeable. General unfavorable market developments expressly do not constitute an exceptional case and do not entitle the Company to deviate from the compensation system.

In procedural terms, such a deviation requires an explicit resolution by the Administrative Board, in which the duration of the deviation as well as the deviation as such and the reason for it (i.e. why a deviation is required) are described in an appropriate form.

The components of the compensation system from which may be deviated in exceptional cases are the procedure, the regulations governing the compensation structure and amount, the individual compensation components and, in particular, the performance criteria. In fact, the Administrative Board may deviate from both the proportion of the individual compensation components and their respective conditions, and may also temporarily define the basic compensation differently in individual cases, if this serves the long-term well-being of the Company. However, it must not exceed the maximum compensation defined by the Annual Meeting.

8. Consideration of employee compensation and employment conditions when determining the compensation system (Section 87a para. (1) sent. 2 no. 9 German Stock Corporation Act)

The Administrative Board regularly reviews the appropriateness of the compensation of the Managing Directors, however, such review does not include a comparison with the company’s internal compensation structure (vertical comparison). The relationship between the compensation of the Managing Directors and that of the senior management or that of the workforce as a whole, or its development over time, were not taken into account. The Administrative Board does not consider such comparison suitable or necessary for ensuring that the compensation of the Managing Directors is adequate.

PROPOSAL NO. 11

RESOLUTION ON THE COMPENSATION SYSTEM FOR THE ADMINISTRATIVE BOARD

Pursuant to Section 38 para. (1) SEAG in conjunction with Section 113 para. (3) sent. 1 and 2 German Stock Corporation Act, the annual general meeting of a listed company shall resolve on the compensation for the members of its Administrative Board at least every four years. A resolution confirming the compensation is permissible for this purpose. Section 26j para. (1) sent. 1 of the German Introductory Act to the Stock Corporation Act (EGAktG) provides that the first resolution pursuant to Section 120a para. (1) German Stock Corporation Act is to be passed by the first annual general meeting held after December 31, 2020.

The current compensation of the members of the Administrative Board was most recently decided on by resolution of the Annual Meeting held on July 29, 2020.

The compensation of the members of the Administrative Board is determined in Section 16 AoA. The compensation consists of fixed components only. The wording of Section 16 AoA and the compensation system based on it as well as the details required by Section 38 para. (1) SEAG in conjunction with Section 113 para. (3) sent. 3 and Section 87a para. (1) sent. 2 German Stock Corporaton Act are as described in the Annex to this proposal no. 11.

Shareholders are being asked at the Annual Meeting to approve, and the Administrative Board proposes to adopt, the following resolution pursuant to this proposal:

RESOLVED, that the shareholders of Spark Networks SE approve by way of confirmatory vote, the compensation system for the members of the Administrative Board of Spark Networks SE as determined in Section 16 of the Articles of Association of Spark Networks SE and described in the Annex to this proposal no. 11.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 11.

ANNEX TO PROPOSAL NO. 11

DESCRIPTION OF THE COMPENSATION SYSTEM FOR THE ADMINISTRATIVE BOARD

1. Wording of the Articles of Association

The compensation of the members of the Administrative Board is stipulated in Section 16 AoA, which reads as follows:

„(1)  Die Mitglieder des Verwaltungsrats erhalten für jedes volle Geschäftsjahr ihrer Zugehörigkeit zum Verwaltungsrat eine feste Vergütung. Sie beträgt für jedes Verwaltungsratsmitglied EUR 80.000.

Die feste Vergütung erhöht sich für die Wahrnehmung der nachfolgend genannten Positionen jeweils um den folgenden Betrag:

(i) EUR 40.000 für den Vorsitzenden des Verwaltungsrats, (ii) EUR 20.000 für den stellvertretenden Vorsitzenden, (iii) EUR 18.000 für den Vorsitzenden des Präsidial-·und Nominierungsausschusses, (iv) EUR 10.000 für sonstige Mitglieder des Präsidial- und Nominierungsausschusses, (v) EUR 20.000 für den Vorsitzenden des Prüfungsausschusses und (vi) EUR 12.500 für sonstige Mitglieder des Prüfungsausschusses.

Bei Wahrnehmung mehrerer der vorstehenden Positionen durch ein Verwaltungsratsmitglied finden die betreffenden Erhöhungen kumulativ Anwendung.

Verwaltungsratsmitglieder, die zugleich geschäftsführende Direktoren der Gesellschaft sind, erhalten ausschließlich eine Vergütung für ihre Tätigkeit als geschäftsführender Direktor entsprechend ihrem jeweiligen Dienstvertrag.

“(1)  The members of the Administrative Board shall receive a fixed remuneration for each full fiscal year of Administrative Board membership. This remuneration amounts to EUR 80,000 for each Administrative Board member.

The fixed remuneration shall be increased by the amounts set out below for serving on the following positions:

(i) EUR 40,000 for the Chairman of the Administrative Board, (ii) EUR 20,000 for the Vice Chairman, (iii) EUR 18,000 for the Chairman of the Presiding and Nominating Committee, (iv) EUR 10,000 for other members of the Presiding and Nominating Committee, (v) EUR 20,000 for the Chairman of the Audit Committee and (vi) EUR 12,500 for other members of the Audit Committee.

If a member of the Administrative Board serves on several of the above positions, the respective increase amounts shall apply cumulatively.

Members of the Administrative Board who are also Managing Directors of the Company shall be compensated exclusively under their respective service agreements for their duties carried out in their capacity as Managing Director.

(2)   Die Vergütungen gemäß vorstehendem Absatz 1 sind zahlbar in vier gleichen Raten, jeweils fällig nach dem Ablauf eines Quartals. Verwaltungsratsmitglieder, die nicht während eines vollen Geschäftsjahres dem Verwaltungsrat angehört haben oder die in Absatz 1 genannten Positionen innehatten, erhalten die jeweilige Vergütung zeitanteilig.

(2)   The remunerations pursuant to the foregoing para. (1) are payable in four equal installments, each due after the expiration of a quarter. Administrative Board members who served on the Administrative Board or in the positions mentioned in para. 1 for only part of the financial year shall receive pro rata remuneration in accordance with the duration of their service.

(3) Die Mitglieder des Verwaltungsrats erhalten ferner Ersatz aller Auslagen sowie Ersatz der auf ihre Vergütung und Auslagen zu entrichtenden Umsatzsteuer.	(3) Furthermore, members of the Administrative Board shall be reimbursed for all out-of-pocket expenses and for the sales tax payable on their out-of-pocket expenses and remuneration.

(4)   Die Gesellschaft kann zugunsten der Verwaltungsratsmitglieder eine Vermögensschaden-Haftpflichtversicherung (D&O-Versicherung) zu marktüblichen und angemessenen Konditionen abschließen, welche die gesetzliche Haftpflicht aus der Verwaltungsratstätigkeit abdeckt.“

(4)   The Company may take out financial loss liability insurance (D&O insurance) for the benefit of the members of the Administrative Board, under market-standard and appropriate terms and conditions, to cover legal liability arising from their activities on the Administrative Board.”

2. Contribution of compensation to the promotion of the business strategy and long-term development

The compensation system for the members of the Administrative Board is based on the legal requirements and takes into account the recommendations and suggestions of the German Corporate Governance Code (as amended last on 16 December 2019).

Spark Networks SE pursues a long-term perspective in its entrepreneurial activities. In the course of continuous development, added value shall be created – for shareholders, employees, customers and for the company itself.

In accordance with the German Corporate Governance Code, the compensation for the members of the Administrative Board consist exclusively of fixed compensation components in combination with reimbursement of expenses, but not of variable compensation elements.

A fixed compensation reinforces the independence of the members of the Administrative Board and thus indirectly contributes to the long-term development of the Company. At the same time, the compensation system incentivizes members of the Administrative Board to work proactively to promote the business strategy, appropriately taking into account the requirements of the Administrative Board mandate and the tasks associated with it, the time required to perform the tasks of a member of the Administrative Board and their responsibility for the company, including the assumption of the role as Chairman, Vice Chairman or Chairman of the Presiding and Nominating Committee or Audit Committee as well as the work as member of the Presiding and Nominating Committee or Audit Committee in general.

3. Compensation components

Under the compensation system, the fixed compensation of Administrative Board members is increased depending on the office held on the Administrative Board and/or its committees.

The compensation system of the Administrative Board members can be summarized as follows:

Compensation Component		Description
Fixed compensation		• Chairman: EUR 120,000 • Vice Chairman: EUR 100,000 • Ordinary member: EUR 80,000

Committee Compensation	Presiding and Nominating Committee	• Chairman: EUR 18,000 • Ordinary member: EUR 10,000
	Audit Committee	• Chairman: EUR 20,000 • Ordinary member: EUR 12,500

Other		• Reimbursement for all out-of-pocket expenses and for the sales tax payable on out-of-pocket expenses and compensation • Financial loss liability insurance (D&O insurance) coverage

a) Base compensation

The yearly base compensation according to the proposed compensation system amounts to EUR 80,000 for every ordinary member of the Administrative Board, increased by EUR 40,000 for the Chairman of the Administrative Board and by EUR 20,000 for the Vice Chairman. As of now, the yearly basic compensation amounts to EUR 80,000 for ordinary members, EUR 120,000 for the Chairman and EUR 100,000 for the Vice Chairman.

b) Function surcharges (chairing and committee compensation)

Additional committee compensation for chairing and vice chairing the Administrative Board as well as chairing committees and membership in committees serve to reflect the work intensity and the time required for the respective activity.

The Administrative Board has currently established two committees, the Presiding and Nominating Committee and the Audit Committee.

Experience has shown that next to chairing or vice chairing the Administrative Board also membership in the Presiding and Nominating Committee as well as in the Audit Committee involves a significantly higher amount of preparation and work, both in terms of quality and quantity which leads to a higher work intensity. This is even more so if a person assumes the position of Chairman in a committee.

For this reason, the Administrative Board considers correspondingly staggered function surcharges as set out above to be appropriate.

c) No double compensation for Managing Directors being members of the Administrative Board

Members of the Administrative Board who are also Managing Directors of the Company shall be compensated exclusively under their respective service agreements for their duties carried out in their capacity as Managing Director.

4. Due date, pro rata payment

The compensation of the members of the Administrative Board is due for payment in four equal installments, each due after the expiration of a quarter.

Administrative Board members who are part of the body or a committee of the Administrative Board for only part of a fiscal year, or who hold the office of Chairman or Vice Chairman of the Administrative Board or Chairman of a committee for only part of a fiscal year, shall receive corresponding pro rata compensation.

5. Reimbursement of expenses

In addition to their fixed compensation, the Company reimburses the members of the Administrated Board for any reasonable expenses incurred in exercising their Administrative Board mandate as well as any sales tax payable on their compensation and expenses.

6. D&O insurance

The members of the Administrative Board are appropriately included in a financial loss liability insurance for board members in the interest and at the expense of the Company.

7. No variable compensation and no compensation-related legal transactions

Since the compensation of the Administrative Board is stipulated in the Articles of Association, compensation-related legal transactions are not concluded with the members of the Administrative Board in accordance with

Section 87a para. (1) sent. 2 No. 8 German Stock Corporation Act. Furthermore, the compensation system does not include any commitments for severance payments or pension and early retirement arrangements.

Since the compensation does not contain components of variable compensation, no indication of the relative proportion of fixed and variable compensation components within the meaning of Section 87a para. (1) sent. 2 No. 3 German Stock Corporation Act is necessary. Furthermore, information in accordance with Section 87a para. (1) sent. 2, No. 4, 6, 7 German Stock Corporation is being omitted.

8. Inclusion of the payment and employment conditions of the employees in accordance with Section 87a para. (1) sent. 2 No. 9 German Stock Corporation Act

The Articles of Association do not provide for any legally binding link in this respect, as any such link would contradict the non-operative function of the Administrative Board and would unduly restrict the shareholders’ freedom in making decisions on the compensation of the Administrative Board.

9. Determination, implementation and review of the compensation system

The compensation system and the specific compensation for the members of the Administrative Board are defined by the Annual Meeting which, in accordance with Section 38 para. (1) SEAG in conjunction with Section 113 para. (3) German Stock Corporation Act, adopts a resolution on the compensation of the members of the Administrative Board at least every four years. A confirming resolution is permissible and requires a simple majority of votes. If a confirming resolution is not passed, a revised compensation system must be presented for resolution at the following Annual Meeting the latest. A material change to the compensation system set out in the Articles of Association and to the compensation of the members of the Administrative Board requires a majority resolution that amends the Articles of Association. The Administrative Board, and in particular the Presiding and Nominating Committee concerned with compensation issues, constantly reviews if the compensation system for the members of the Administrative Board as defined by the Annual Meeting is compatible with new legal requirements, with the recommendations of the German Corporate Governance Code and with the expectations of the capital market, and if it still conforms with market practice. If the Administrative Board identifies a respective need for change, it develops an adjusted compensation system and, in accordance with Section 124 para. (3) sent. 1 German Stock Corporation Act submits it to the Annual Meeting for approval. Due to the ultimate and sole decision-making authority of the Annual Meeting in this respect, conflicts of interest do not influence the revision process for the compensation system.

Under statutory requirements, the shareholders for their part have the opportunity to make the compensation system and the compensation of the members of the Administrative Board, together with any proposed amendments, an item on the agenda of an Annual Meeting in accordance with Article 56 sent. 2 and 3 SE Regulation, Section 50 para. (2) SEAG or to submit corresponding (counter)-motions in accordance with Section 126 German Stock Corporation Act.

PROPOSAL NO. 12

RESOLUTION ON THE CREATION OF A NEW AUTHORIZED CAPITAL 2021 WITH THE POSSIBILITY OF EXCLUDING SHAREHOLDERS’ SUBSCRIPTION RIGHTS AND THE CORRESPONDING AMENDMENT OF SECTION 4 OF THE COMPANY’S ARTICLES OF ASSOCIATION

The Company’s Annual Meeting of October 25, 2017 created an authorized capital in the original amount of EUR 640,000.00 that can be utilized by the Administrative Board until October 31, 2022 on one or several occasions to increase the Company’s share capital against contributions in cash and/or in kind (Authorized Capital 2017/I). Having been utilized partially, the Authorized Capital 2017/I still amounts to EUR 593,481.00.

Further, the Company’s Annual Meeting of July 29, 2020 created an authorized capital in the original amount of EUR 266,138.00 that can be utilized by the Administrative Board until July 28, 2025 on one or several occasions to increase the Company’s share capital against contributions in cash and/or in kind (Authorized Capital 2020/I). The Authorized Capital 2020/I was not yet utilized.

In order to ensure that the Company remains in a position to cover its financial needs flexibly, react quickly to market conditions and increase its equity or to provide shares in the context of a capital increase against contributions in kind or in connection with granting shares to executives or employees under the Company’s Long Term Incentive Plan, a further authorized capital shall be created in § 4 para. (6) AoA.

Shareholders are being asked at the Annual Meeting to approve, and the Administrative Board proposes to adopt, the following resolution pursuant to this proposal:

RESOLVED, that the shareholders of Spark Networks SE approve and adopt the following resolution:

a)	Creation of a new Authorized Capital 2021

The Administrative Board shall be authorized to increase the Company’s share capital on or before August 10, 2026 by not more than in total EUR 471,073.00 (in words: four hundred seventy-one thousand seventy-three Euro) by issuing up to 471,073 new registered no-par value shares on one or several occasions against contributions in cash and/or in kind (Authorized Capital 2021).

The Administrative Board shall be authorized to define the further content of the shareholder rights and the terms and conditions for the new stock issuance. Thereby, the profit participation rights of the new shares may be determined in deviation from Sec. 60 (2) German Stock Corporation Act; in particular, the new shares may carry profit participation rights from the beginning of the fiscal year preceding their issuance provided that the Annual General Meeting has not yet resolved on the profit participation for such fiscal year when the new shares are issued.

As a rule, the shareholders shall be granted the statutory subscription rights to the new shares. The subscription rights may also be fully or partially granted by way of indirect subscription rights within the meaning of Sec. 186 (5) sentence 1 German Stock Corporation Act.

However, the shareholders’ subscription rights are subject to the following restrictions when utilizing the Authorized Capital 2021:

aa)

The Administrative Board shall be authorized to exclude shareholders’ subscription rights with respect to capital increases against cash contributions provided that the shares are issued, with reference to this provision, at an issue price which is not substantially below the stock exchange price of the existing shares of the Company and that the shares issued under this authorization for the exclusion of subscription rights in total do not exceed 10% of the registered share capital, neither at the time this authorization becomes effective nor at the time of the utilization of this authorization. The term “stock exchange price” may also refer to the price of an ADS listed on the NYSE American LLC, multiplied by the number of ADSs representing one share. The 10 % share capital limit shall include the proportionate share capital amount attributable to (i) shares sold during the term of the Authorized Capital 2021 on the basis of an authorization to sell treasury shares pursuant to Secs. 71 (1) No. 8 sentence 5, 186 (3) sentence 4 German Stock Corporation Act under exclusion of subscription rights; (ii) shares that are issued to fulfill subscription rights or conversion or option rights or obligations arising from convertible bonds and/or bonds with warrants, profit participation rights and/or participating bonds or bonds with warrants or a combination of these instruments (collectively “bonds”), provided that the corresponding bonds are issued during the term of the Authorized Capital 2021 in analogous application of Sec. 186 (3) sentence 4 German Stock Corporation Act under exclusion of shareholders’ subscription rights; as well as (iii) shares issued during the term of the Authorized Capital 2021 on the basis of other capital measures excluding shareholders’ subscription rights in direct or analogous application of Sec. 186 (3) sentence 4 German Stock Corporation Act.

bb)

The Administrative Board shall further be authorized to exclude shareholders’ subscription rights with respect to capital increases against contributions in cash and/or in kind, if the new shares, with reference to this provision, shall be issued in the context of employee participation and/or remuneration programs or instruments to employees of the Company or companies controlled by the Company or companies in which the Company holds an (indirect) majority interest, or to Managing Directors of the Company and/or to members of the management of companies controlled by the Company or companies in which the Company holds an (indirect) majority interest or to third parties which transfer the economic property (wirtschaftliches Eigentum) and/or the economic benefits from the shares to the mentioned persons (including, in particular, by delivering ADSs). The new shares may, in particular, also be issued to the mentioned persons at a reduced issue price (including, in particular, at the lowest issue price permissible pursuant to Sec. 9 (1) German Stock Corporation Act) and/or against contribution of remuneration claims or similar claims. Furthermore, the new shares may also be issued through a credit institution or a company operating in accordance with Sec. 53 (1) sentence 1 or Sec. 53b (1) sentence 1 or (7) German Banking Act (KWG) which assumes these shares subject to an obligation to deliver or offer them or ADSs representing the shares to the persons mentioned above. The shares issued under this authorization for the exclusion of subscription rights may in total not exceed 10% of the registered share capital, namely neither at the time this authorization becomes effective nor at the time of the utilization of this authorization.

cc)

Furthermore, the Administrative Board shall be authorized to exclude the shareholders’ subscription rights regarding fractional amounts and also to exclude the shareholders’ subscription rights to the extent required in order to grant to holders or creditors, respectively, of conversion or option rights attached to convertible and/or option bonds, that are or were issued by the Company or a national or foreign subsidiary in which the Company either directly or indirectly holds a majority in terms of voting rights and capital, or, in case of an own conversion right of the Company, to holders or creditors, respectively, being obligated thereby, subscription rights to the extent they would be entitled to after exercising the conversion or option rights or after fulfilling a conversion or option obligation, respectively.

dd)

Additionally, the Administrative Board shall be authorized to exclude the shareholders’ subscription rights when increasing the share capital in exchange for contributions in kind, in particular to acquire companies, parts of companies or shareholdings, in the context of joint ventures and mergers and/or for the purpose of acquiring other assets including rights and claims, also against the Company or its subsidiaries.

b)	Amendment of § 4 AoA

§ 4 AoA is complemented by an additional paragraph (6) that reads as follows:

“(6)

The Administrative Board is authorized to increase the Company’s share capital on or before August 10, 2026 by not more than in total EUR 471,073.00 (in words: four hundred seventy-one thousand seventy-three

Euro) by issuing up to 471,073new registered no-par value shares on one or several occasions against contributions in cash and/or in kind (Authorized Capital 2021). The Administrative Board is authorized to define the further content of the shareholder rights and the terms and conditions for the new stock issuance. Thereby, the profit participation rights of the new shares may be determined in deviation from Sec. 60 (2) German Stock Corporation Act; in particular, the new shares may carry profit participation rights from the beginning of the fiscal year preceding their issuance provided that the General Meeting of Shareholders has not yet resolved on the profit participation for such fiscal year when the new shares are issued.

As a rule, the shareholders shall be granted the statutory subscription rights to the new shares. The subscription rights may also be fully or partially granted by way of indirect subscription rights within the meaning of Sec. 186 (5) sentence 1 German Stock Corporation Act.

However, the shareholders’ subscription rights are subject to the following restrictions when utilizing the Authorized Capital 2021:

a)

The Administrative Board is authorized to exclude shareholders’ subscription rights with respect to capital increases against cash contributions provided that the shares are issued, with reference to this provision, at an issue price which is not substantially below the stock exchange price of the existing shares of the Company and that the shares issued under this authorization for the exclusion of subscription rights in total do not exceed 10% of the registered share capital, neither at the time this authorization becomes effective nor at the time of the utilization of this authorization. The term “stock exchange price” may also refer to the price of an American Depository Share (“ADS”) listed on the NYSE American LLC, multiplied by the number of ADSs representing one share. The 10 % share capital limit shall include the proportionate share capital amount attributable to (i) shares sold during the term of the Authorized Capital 2021 on the basis of an authorization to sell treasury shares pursuant to Secs. 71 (1) No. 8 sentence 5, 186 (3) sentence 4 German Stock Corporation Act under exclusion of subscription rights; (ii) shares that are issued to fulfill subscription rights or conversion or option rights or obligations arising from convertible bonds and/or bonds with warrants, profit participation rights and/or participating bonds or bonds with warrants or a combination of these instruments (collectively “bonds”), provided that the corresponding bonds are issued during the term of the Authorized Capital 2021 in analogous application of Sec. 186 (3) sentence 4 German Stock Corporation Act under exclusion of shareholders’ subscription rights; as well as (iii) shares issued during the term of the Authorized Capital 2021 on the basis of other capital measures excluding shareholders’ subscription rights in direct or analogous application of Sec. 186 (3) sentence 4 German Stock Corporation Act.

b)

The Administrative Board is further authorized to exclude shareholders’ subscription rights with respect to capital increases against contributions in cash and/or in kind, if the new shares, with reference to this provision, shall be issued in the context of employee participation and/or remuneration programs or instruments to employees of the Company or companies controlled by the Company or companies in which the Company holds an (indirect) majority interest, or to Managing Directors of the Company and/or to members of the management of companies controlled by the Company or companies in which the Company holds an (indirect) majority interest or to third parties which transfer the economic property (wirtschaftliches Eigentum) and/or the economic benefits from the shares to the mentioned persons (including, in particular, by delivering ADSs). The new shares may, in particular, also be issued to the mentioned persons at a reduced issue price (including, in particular, at the lowest issue price permissible pursuant to Sec. 9 (1) German Stock Corporation Act) and/or against contribution of remuneration claims or similar claims. Furthermore, the new shares may also be issued through a credit institution or a company operating in accordance with Sec. 53 (1) sentence 1 or Sec. 53b (1) sentence 1 or (7) German Banking Act (KWG) which assumes these shares subject to an obligation to deliver or offer them or ADSs representing the shares to the persons mentioned above. The shares issued under this authorization for the exclusion of subscription rights may in total not exceed 10% of the registered share capital, namely neither at the time this authorization becomes effective nor at the time of the utilization of this authorization.

c)

Furthermore, the Administrative Board is authorized to exclude the shareholders’ subscription rights regarding fractional amounts and also to exclude the shareholders’ subscription rights to the extent required in order to grant to holders or creditors, respectively, of conversion or option rights attached to convertible and/or option bonds, that are or were issued by the Company or a national or foreign subsidiary in which the Company either directly or indirectly holds a majority in terms of voting rights and capital, or, in case of an own conversion right of the Company, to holders or creditors, respectively, being obligated thereby, subscription rights to the extent they would be entitled to after exercising the conversion or option rights or after fulfilling a conversion or option obligation, respectively.

d)

Additionally, the Administrative Board is authorized to exclude the shareholders’ subscription rights when increasing the share capital in exchange for contributions in kind, in particular to acquire companies, parts of companies or shareholdings, in the context of joint ventures and mergers and/or for the purpose of acquiring other assets including rights and claims, also against the Company or its subsidiaries.“

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 12.

ANNEX TO PROPOSAL NO. 12

REPORT OF THE ADMINISTRATIVE BOARD ON THE AUTHORIZATIONS OF THE ADMINISTRATIVE BOARD MENTIONED IN AGENDA ITEM 12 TO EXCLUDE SUBSCRIPTION RIGHTS PURSUANT TO SEC. 203 (2) SENTENCE 2 IN CONJUNCTION WITH SEC. 186 (4) SENTENCE 2 GERMAN STOCK CORPORATION ACT

In agenda item 12, the Administrative Board proposes the creation of a new Authorized Capital 2021 with the possibility to exclude subscription rights. Hereby, the Administrative Board submits the following report pursuant to Sec. 203 (2) sentence 2 in conjunction with Sec. 186 (4) sentence 2 German Stock Corporation Act:

The Administrative Board is of the opinion that it is reasonable to continue enabling the Company to increase the share capital on short notice, also under exclusion of subscription rights, in order to give the Company flexibility for further growth and potential opportunities for acquisitions, which may arise, as well as for continuously incentivizing executives and employees via the Company’s Long Term Incentive plan. Therefore, it is intended to adopt a new Authorized Capital 2021.

With the proposed Authorized Capital 2021, the Administrative Board of Spark Networks SE will – at any time – be able to adapt the equity base of Spark Networks SE as required by business within the aforementioned limits and to act swiftly and flexibly in the interest of the Company. To be able to do so, the Company must always have the necessary financing instruments available, regardless of specific utilization plans. As decisions on the covering of capital needs are usually to be made on short notice, it is important for the Company to be independent from the intervals of the annual general meetings and not to have to wait for extraordinary general meetings. The legislator has accommodated this need by way of the instrument of the authorized capital. Common reasons for utilizing authorized capital include strengthening the equity capital base and financing the acquisition of participations in other enterprises.

By creating the Authorized Capital 2021, the Administrative Board is authorized to increase the Company’s share capital once or several times until August 10, 2026 by up to in total EUR 471,073.00 (in words: four hundred seventy-one thousand seventy-three Euro) against cash and/or contributions in kind by issuing up to 471,073 new registered shares (Authorized Capital 2021).

When utilizing the Authorized Capital 2021, shareholders are generally entitled to a subscription right. Pursuant to Sec. 203 (1) sentence 1 in conjunction with Sec. 186 (5) German Stock Corporation Act, the new shares can also be taken over by one or several credit institutions that must undertake to offer them to the shareholders for subscription (“indirect subscription right”). In this context, the Administrative Board shall be allowed to design the subscription right partly as an immediate subscription right and otherwise as an indirect subscription right. The proposed authorization provides that the Administrative Board – in accordance with statutory provisions – may exclude the shareholders’ subscription right, in whole or in part, in the cases described below.

Exclusion of subscription rights for fractional amounts

The Administrative Board shall be authorized to exclude the shareholders’ subscription right for fractional amounts. Such exclusion of the subscription right shall enable a practicable subscription process and, thus, facilitate the technical implementation of a capital increase. The value of the fractional amounts is generally low, but the expenses for issuing shares without excluding the subscription right for fractional amounts is usually much higher. With respect to fractional amounts, the costs associated with trading in subscription rights would be out of proportion to the shareholders’ actual benefits. The new shares, which – as so-called “free fractions” – are excluded from the shareholders’ subscription right, will be used in the Company’s best interest. The exclusion of the subscription right in these cases, thus, serves the practicability of, and facilitates, the execution of an issuance of new shares.

Exclusion of subscription rights in case of capital increases by way of contribution in kind

The Administrative Board shall also be authorized to exclude the shareholders’ subscription right in case of a capital increase against contributions in kind, in particular in connection with mergers of companies or the (also indirect) acquisition of companies, operations, parts of companies, participations or other assets or claims for the acquisition of assets including claims against the company or its group companies. This is to enable Spark Networks SE to quickly and flexibly offer shares in the Company in appropriate cases in order to fulfill claims arising from the preparation, execution, implementation or settlement of contractual or statutory acquisitions as well as mergers.

Spark Networks SE needs to be able to act quickly and flexibly in the interest of its shareholders at any time. This includes acquiring companies, operations, parts of companies, participations or other assets in connection with an acquisition in order to improve its market position. It may be reasonable or even necessary to grant shares as transaction consideration in order to preserve liquidity or to meet the sellers’ expectations. Granting shares as consideration instead of cash may also make sense from the perspective of an optimal financing structure. Since the emission of shares against a contribution in kind requires that the value of such contribution in kind be in due proportion to the value of the shares, no disadvantages arise for the Company. When determining the valuation ratio, the Administrative Board has to make sure to protect the interests of the Company and of its shareholders appropriately and to achieve an adequate issue price for the new shares. In general, the Company’s stock exchange listing gives every shareholder the opportunity to maintain or increase their participation quota by acquiring additional shares or ADSs on the stock exchange, which can also be exchanged for shares.

Exclusion of subscription rights in case of capital increases for cash pursuant to Sec. 186 (3) sentence 4 German Stock Corporation Act

In case of cash capital increases, the Administrative Board shall be authorized to exclude the subscription right pursuant to Sec. 203 (1) sentences 1 and 2, 186 (3) sentence 4 German Stock Corporation Act, if the par value of the new shares does not substantially fall short of the stock exchange price of the already listed shares. It may be reasonable to use this option of excluding the subscription right if the Company wishes to take advantage of favorable market conditions quickly and flexibly and to cover, on very short notice, any capital needs that may arise. The mandatory two-week subscription period when a subscription right is granted to shareholders (Sec. 203 (1) sentence 1 in conjunction with Sec. 186 (1) sentence 2 German Stock Corporation Act) does not allow for a comparable quick reaction to current market conditions. Moreover, due to the volatility of equity markets, conditions close to market-conditions can generally only be achieved if they do not bind the Company over a longer period. When granting a subscription right, Sec. 203 (1) sentence 1 in conjunction with Sec. 186 (2) German Stock Corporation Act requires for the final subscription price to be published no later than three days before the expiry of the subscription period. This means that granting a subscription right is associated with a greater market risk – in particular the price change risk existing for several days – than an allocation without subscription rights. Therefore, for a successful placement, regularly appropriate safety discounts to the current stock exchange price are required when granting subscription rights. This will usually result in less favorable conditions for the Company than a capital increase under exclusion of the subscription right. The exclusion of the subscription right allows for a placement close to the stock exchange price. Also, if subscription rights are granted, a complete placement is not guaranteed due to the uncertainty regarding the exercise of the subscription rights by the beneficiaries and a subsequent placement with third parties is usually associated with extra costs. The proportion of the share capital attributable to the shares issued under such an exclusion of subscription rights, must not exceed, in total, 10 % of the share capital, neither at the time of said authorization taking effect nor at the time of said authorization being exercised. In this context, the legislator assumes it possible and reasonable to expect the shareholders to maintain their participation quota by purchases on the market. When calculating this limit of 10 % of the share capital, the pro rata amount of the share capital attributable to shares sold during the term of the Authorized Capital 2021 on the basis of an authorization to sell own shares pursuant to or in accordance with Secs. 71 (1) no. 8 sentence 5, 186 (3) sentence 4 German Stock Corporation Act under the exclusion of subscription rights shall be included. Moreover, the pro rata amount of the share capital attributable to the shares issued during the term of the Authorized Capital 2021 on the basis of other authorizations to issue shares of the Company under exclusion of shareholders’ subscription rights in direct or analogous application of Sec. 186 (3) sentence 4 German Stock Corporation shall also be included. Furthermore, the pro rata amount of the share capital attributable to shares that can, or are to, be issued to fulfill bonds with conversion and/or option rights or with conversion and/or option obligations shall be included in the calculation if the bonds are issued during the term of the Authorized Capital 2021 under exclusion of shareholders’ subscription rights in analogous application of Sec. 186 (3) sentence 4 German Stock Corporation Act. Including the all of the above in the respective calculation serves to protect the shareholders and to keep the dilution of their participation as low as possible. The above calculation model makes it possible that even if capital measures are combined with the issue of bonds and/or the sale of treasury shares, the participation quota of the shareholders is not diluted by more than 10%. Furthermore, due to the issue price of the new shares being close to the stock exchange price and due to the limitation of the size of the capital increase without subscription rights, shareholders generally have the opportunity to maintain their participation quota by acquiring respective shares on approximately the same terms via the stock exchange. This ensures that, in line with the statutory assessment of Sec. 186 (3) sentence 4 German Stock Corporation Act, the financial and participating interests are adequately safeguarded when utilizing the Authorized Capital 2021 under exclusion of subscription rights, while the Company is given further scope of action in the interest of all shareholders.

Exclusion of subscription rights for bonds and warrants

The Administrative Board shall also be authorized to exclude the shareholders’ subscription right, if and to the extent necessary, to grant bearers or creditors of conversion and/or option rights, and/or bearers or creditors of bonds carrying conversion and/or option obligations, issued by the Company or its affiliated companies, a subscription right to the extent they would be entitled to after exercise of the conversion or option rights or after the fulfilment of a conversion or option obligation. This has the following background: In addition to the conversion or option price, the economic value of the aforementioned conversion and/or option rights or the bonds with conversion and/or option obligations also depends in particular on the value of the shares of the Company to which the conversion and/or option rights or conversion and/or option obligations relate. In order to ensure a successful placement of the relevant bonds or to avoid a corresponding price discount in the placement, it is therefore customary to include dilution protection provisions in the terms and conditions of the bonds which protect the beneficiaries against a loss in value of their conversion or option rights due to a dilution in the value of the shares to be subscribed. Accordingly, inclusion of such anti-dilution provisions in the bond or option terms is also covered by the current authorization to issue convertible bonds and/or bonds with warrants and/or profit-sharing rights with option and/or conversion rights (or a combination of these instruments). Without anti-dilution protection, a subsequent share issue granting the shareholders’ subscription rights would typically lead to such dilution in value. In that case, the aforementioned anti-dilution provisions in the terms and conditions of the bond regularly provide for a reduction of the conversion and/or option price with the consequence that the funds received by the Company in case of a later conversion or exercise of the option or later fulfilment of a conversion or option obligation are reduced or that the number of shares to be issued by the Company is increased. Alternatively, to avoid a reduction of the conversion and/or option price, anti-dilution provisions usually allow holders of bonds carrying conversion and/or option rights or conversion and/or option obligations to be granted a subscription right for new shares in the amount they would be entitled to after exercise of their conversion and/or option rights or after fulfilment of their conversion and/or option obligations. Thus, they are treated as if they had already become shareholders by exercising their conversion or option rights or by fulfilling any conversion or option obligations prior to the subscription offer and to this extent have already become shareholders; they are thus compensated for the dilution in value – like all shareholders already invested – by the value of the subscription right. For the Company, this second alternative – namely granting of dilution protection – has the advantage that the conversion and/or option price does not have to be reduced; it therefore serves to guarantee the greatest possible inflow of funds in the event of a subsequent conversion or exercise of an option or the subsequent fulfilment of any conversion or option obligation or reduces the number of shares to be issued in this case. This also benefits the shareholders involved, so that it also compensates for the restriction of their subscription rights. Their subscription right, as such, remains intact and is reduced only proportionately to the extent to which a subscription right is granted not only to the participating shareholders, but also to the bearers of the conversion and/or option rights or of the bonds carrying conversion and/or option obligations. This authorization gives the Company the opportunity, in the event of a subscription rights issue, to choose between the two alternatives of granting dilution protection described above, taking into account the interests of the shareholders and the Company.

Utilization of the authorization

Currently, there are no specific plans to utilize the Authorized Capital 2021. Respective anticipatory resolutions including the possibility to exclude the shareholders’ subscription rights are common at both, national and international level. The Administrative Board will carefully examine in each case whether the utilization of the Authorized Capital 2021 is in the interest of the Company; in particular, the Administrative Board will also examine whether any exclusion of subscription rights is objectively justified in individual cases. The Administrative Board will report to the next Annual Meeting on each utilization of the authorization.

The written report of the Administrative Board pursuant to Art. 5 SE Regulation in conjunction with Sec. 203 (2) sentence 2 in conjunction with Sec. 186 (4) sentence 2 German Stock Corporation Act on the authorization of the Administrative Board to exclude shareholders’ subscription rights in connection with the resolution on agenda item 12 will be accessible to the shareholders from the date of the convocation of the Annual General Meeting at

http://investor.spark.net/shareholder-services/annual-meeting.

PROPOSAL 13

RESOLUTION ON SPARK NETWORKS SE LONG TERM INCENTIVE PLAN

On January 21, 2020, the Administrative Board of Spark Networks SE adopted the Spark Networks SE 2020 Long Term Incentive Plan (the “LTIP”) for applicable executives and employees of Spark Networks SE and its subsidiaries as part of their remuneration for future services to Spark Networks SE and its subsidiaries.

The LTIP provides for the grant of virtual stock options. Each option represents the right to receive, upon exercise, a certain amount in cash determined based on the relevant ADS Stock Price (as defined below) minus the strike price of such option; provided, however, that Spark Networks SE may elect to settle options in ADSs or ordinary shares of Spark Networks SE instead of cash at its sole discretion. The LTIP provides that the strike price can be set at any amount determined by the Administrative Board, including zero. Under the LTIP, the “ADS Stock Price” is, as of the relevant date, the average closing price of one ADS of Spark Networks SE on the NYSE American for the period of five trading days prior to such date.

In connection with the adoption of the LTIP, the Administrative Board authorized the issuance of virtual options for up to 3 million ADSs (including up to 1 million zero-priced virtual options) to executives and employees of the Company and its subsidiaries, representing 300,000 ordinary shares. The Administrative Board deems it to be in the best interests of the Company and its shareholders to increase the number of ADS and ordinary shares that may be issued under the LTIP by an additional 500,000 ADSs (all of which may be zero-priced virtual options) to executive and employees of the Company and its subsidiaries, representing an additional 50,000 ordinary shares.

The foregoing description of the LTIP is not complete and is qualified by reference to the full text of the LTIP and the form of grant letter under the LTIP, which are attached hereto as Appendix A.

The future amounts that would be received under the LTIP are discretionary and are therefore not determinable at this time. The table below reflects all options granted under the LTIP from its adoption through the date hereof to the individuals and groups listed in the table.

Name and Title	Number of ADSs Underlying Options Granted
Eric Eichmann, Chief Executive Officer	1,282,000
Gitte Bendzulla, Chief Operating Officer and Chief Legal Officer	174,000
Bert Althaus, Chief Financial Officer	178,000
All current executive officers, as a group	1,634,000
All current directors who are not current executive officers as a group	0
Each nominee for election as a director	0
Each associate of any such directors, executive officers or nominees	0
Each other person who received or is to receive 5 percent of such options or awards	0
All employees, including officers who are not current executive officers, as a group	2,224,000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our ADSs as of June 4, 2021, by:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors or director nominees;

•	each of our named executive officers; and

•	all of our directors, director nominees and executive officers as a group.

Percentage ownership of our ADSs is based on 26,603,370 ADSs outstanding as of June 10, 2021. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed all shares subject to options or other convertible securities held by that person or entity that are currently exercisable or that will become exercisable within 60 days of June 4, 2021 to be outstanding and to be beneficially owned by the person or entity holding the option for the purpose of computing the percentage ownership of that person or entity but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person or entity. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Spark Networks SE, Kohlfurter Straße 41/43, 10999 Berlin, Germany.

Name of beneficial owner	Number of ADSs beneficially owned	Percentage of ADSs beneficially owned
5% stockholders
Osmium Partners, LLC	4,768,861	17.5%
Canaan VIII L.P.	2,926,182	11.2%
Cannell Capital LLC	1,593,456	6.1%
Alex Mehr	1,108,229	4.25%
Affinitas Phantom Share (David Khalil and Lukas Brosseder)(1)	1,283,808	4.9%
Named Executive Officers, Directors and Director Nominees
Axel Hefer	—	—%
Bradley J. Goldberg	40,000	0.2%
Colleen Birdnow Brown	—	—%
Chelsea Grayson	—	—%
Cheryl Michel Law	—	—%
David Khalil	654,842	2.5%
Eric Eichmann	—	—%
Gitte Bendzulla	1,101	—%
Bert Althaus	—	—%

All current executive officers and directors as a group (9 persons)	695,943	2.7%

(1)	The ownership positions of Mr. Khalil and Mr. Brosseder include their individual interests in Affinitas Phantom Share GmbH of 641,904 each.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officer Compensation Discussion & Analysis

Introduction

This Compensation Discussion & Analysis (“CD&A”) is designed to provide shareholders with an understanding of our compensation program and to discuss the compensation earned for 2020 by our executive officers. Our Nominating, Governance and Compensation Committee (the “Committee”) oversees our executive compensation program. The Committee reviews and establishes the compensation for our executive officers and is responsible for administering and awarding equity grants under our stock incentive plan.

Named Executive Officers

The following tables and accompanying narrative disclosure set forth information about the compensation provided to certain of our executive officers during the years ended December 31, 2020 and 2019. These executive officers, who include our principal executive officer and the two most highly compensated executive officers (other than our principal executive officer) who were serving as executive officers at the end of the fiscal year ended December 31, 2020, were:

•	Eric Eichmann, Managing Director, Chief Executive Officer and Director;

•	Gitte Bendzulla, Managing Director, Chief Operating Officer and Chief Legal Officer; and

•	Bert Althaus, Chief Financial Officer

We refer to these individuals as our “named executive officers.”

Our Philosophy on Executive Compensation

Our primary objectives with respect to executive compensation are to attract and retain the best possible executive talent, to link annual compensation (cash and stock-based) and long-term stock-based compensation to achievement of measurable corporate goals and individual performance, and to align executives’ incentives with stockholder value creation. Overall, the total compensation opportunity is intended to create a competitive executive compensation program.

Our Process for Executive Compensation

The Committee oversees our executive compensation program. The Committee develops and recommends to the Administrative Board the overall compensation package for our Chief Executive Officer and, with the additional assistance of our Chief Executive Officer, for each of our other executive officers. Our Chief Executive Officer does not participate in determining his compensation. Although objective criteria may be used, the Committee retains final discretion in determining the compensation of our executive officers.

In implementing and administering the Company’s compensation philosophy, the Committee:

•	Reviews market data to assess the competitiveness of the Company’s compensation policies;

•	Reviews the Company’s performance against the Company’s plans and budgets and considers the degree of attainment of performance goals and objectives;

•	Reviews the individual performance of each executive officer.

As a general practice, the Committee makes significant decisions over multiple meetings, discussing conceptual matters, reviewing preliminary recommendations, reviewing final recommendations and reviewing advice of legal advisors before acting. The Committee also holds special meetings as necessary in order to perform its duties.

Elements of Named Executive Officer Compensation

Our named executive officer compensation consists of base salary, annual performance based cash, equity incentives and customary broad-based employee benefits. In addition, on occasion, the Committee may award special bonuses to the named executive officers. Consistent with our pay for performance philosophy, we believe that we can better motivate the named executive officers to enhance stockholder return if a significant portion of their compensation is “at-risk”-that is, contingent upon the achievement of performance objectives and overall strong company performance. The mix of base salary, annual bonus opportunity based on achievement of objectives and long-term stock-based compensation incentive (in the form of appreciation in shares underlying stock options) varies depending on the officer’s position level.

The following discussion describes the mix of compensation methods that we use.

Base Salary. Base salaries for our named executive officers are established based on the scope of their responsibilities. Base salaries are reviewed on an annual basis and any increases are similar in scope to our overall corporate salary increase, if any.

Annual Performance Based Cash Incentives. Our named executive officers have an opportunity to receive annual cash incentive compensation. Any such annual incentive would be dependent upon attaining specific corporate and/or personal objectives for the prior fiscal year. Our goal with bonuses to our named executive officers is to reward executives in a manner that is commensurate with the level of achievement of certain financial and operational goals that we believe, if attained, result in greater long-term stockholder value. The Administrative Board approves these financial and strategic goals on an annual basis.

Equity Incentives. On January 21, 2020, the Administrative Board adopted the Long Term Incentive Plan (the “LTIP”) for our executives and employees. The LTIP provides for the grant of virtual stock options. Each option represents the right to receive, upon exercise, a certain amount in cash determined based on the relevant ADS Stock Price (as defined below) of the option minus the strike price of such option; provided, however, that we may elect to settle options in ADSs or ordinary shares of Spark instead of cash at its sole discretion. The LTIP provides that the strike price can be set at any amount determined by the Administrative Board, including zero. Under the LTIP, the “ADS Stock Price” is, as of the grant date, the average closing price of one ADS of Spark trading on the NYSE American for the period of five trading days prior to such date. Options granted under the LTIP vest, subject to the employee’s continued service to Spark, as follows: (i) 25% of the total number of options granted to a participant vest 12 months after the grant date of such option, and (ii) an additional 6.25% of such options shall vest at the end of each additional three-month period thereafter until the end of the 48th month after the relevant grant date. The Administrative Board authorized for 2020 the issuance of virtual options for up to 3 million ADSs, including up to 1 million zero-priced options.

In connection with the adoption of the LTIP, on January 21, 2020, the Administrative Board granted Eric Eichmann, the Company’s Chief Executive Officer, the following options under the LTIP: (i) 833,000 options with a strike price per option equal to $4.88, and (iii) 449,000 options with a zero-priced strike price. (The adoption of the LTIP also satisfied the terms of Mr. Eichmann’s executive director service agreement with the Company, which requires that the Company adopt a virtual stock option plan by January 31, 2020, or the Company would have otherwise been obligated to pay Mr. Eichmann a one-time lump sum cash amount equal to $1.5 million.) The Administrative Board also granted Gitte Bendzulla, the Company’s Chief Operating Officer and Chief Legal Officer, 90,000 options with a strike price per option equal to $4.88 and 29,000 options with a zero-priced strike price, and the Administrative Board granted Bert Althaus, the Company’s Chief Financial Officer, 135,000 options with a strike price per option equal to $4.88 and 43,000 options with a zero-priced strike price. In November 2020 Ms. Bendzulla was also granted 42,000 options with a strike price per option equal to $4.33 and 13,000 options with a zero-priced strike price in connection with her appointment by the Administrative Board also serve as the Company’s Chief Operating Officer.

Other Benefits: Named executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, group life, disability, and accidental death and dismemberment insurance.

Report of the Nominating, Governance and Compensation Committee

The Committee has reviewed the Compensation Discussion and Analysis and discussed it with Company management. In reliance on its review and the discussions referred to above, the Committee recommended to the Administrative Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

Respectfully Submitted,

The Nominating, Governance and Compensation Committee

Brad Goldberg (Chairperson)

David Khalil

Cheryl Michel Law

Summary Compensation Table

The following table presents summary information regarding the total compensation for services rendered in all capacities that was earned by our named executive officers during the years ended December 31, 2020 and 2019, all amounts are in dollars:

Name	Fiscal Year	Salary	Bonus	Option Awards(1)	Non-equity Incentive Plan Compensation	All Other Compensation	Total
Eric Eichmann	2020	$625,000	$300,000	$5,444,970	$2,950,237	$43,471	$9,363,678
Chief Executive Officer	2019	$75,342	$36,164	$—	$—	$5,553	$117,059
Gitte Bendzulla(2)	2020	$232,247	$68,532	$620,990	$258,179	$17,586	$1,197,534
Chief Operating Officer and Chief Legal Officer	2019	$179,120	$11,195	$—	$—	$7,911	$198,226
Bert Althaus	2020	$256,995	$85,665	$694,310	$375,062	$16,337	$1,428,369
Chief Financial Officer	2019	$73,467	$27,988	$—	$—	$4,556	$106,011

(1)

The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to the named executive officers during the years ended December 31, 2020 and 2019 as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 12 to the audited consolidated financial statements included in our Form 10-K. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the named executive officers from the options.

(2)	Appointed to Managing Director in July 2019.

Outstanding Equity Awards at 2020 Fiscal Year-End Table

	Option Awards
			Option Awards			Zero Option Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Expiration Date
Eric Eichmann Chief Executive Officer	1/21/20	1/31/20	—	833,000	4.88	449,000	2/28/27
Gitte Bendzulla Chief Operating Officer	1/21/20	1/31/20	—	90,000	4.88	29,000	2/28/27
and Chief Legal Officer	11/30/20	11/30/20	—	42,000	4.33	13,000	12/31/27
Bert Althaus Chief Financial Officer	1/21/20	1/31/20	—	135,000	4.88	43,000	2/28/27

Equity Compensation Plan Information

The following table sets forth certain information, as of December 31, 2020, concerning securities authorized for issuance under all of our equity compensation plans:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Right	Weighted-Average Exercise Price of Outstanding Options, Warrants and Right	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,224,000	$4.75	776,000
Equity compensation plans not approved by security holders	—	—	—

Total	2,224,000	$—	776,000

Employment Agreements

Eric Eichmann. On November 19, 2019, our wholly-owned subsidiary Spark Networks, Inc. entered into an employment agreement with Mr. Eichmann (the “Eichmann Employment Agreement”) with respect to his employment as Chief Executive Officer of Spark Networks, Inc. The Eichmann Employment Agreement provides for an annual base salary of $525,000 and an annual target bonus amount of not less than $300,000. Pursuant to the Eichmann Employment Agreement, if Mr. Eichmann’s employment is terminated by Spark Networks, Inc. without cause or by Mr. Eichmann with good reason, then (i) if such termination occurs within 18 months of his employment agreement, Mr. Eichmann will be eligible to receive severance in an amount equal to 18 months of his annual base salary and his annual bonus amount for such period (plus an amount equal to the then current annual base salary and annual bonus payable to Mr. Eichmann pursuant to the executive director service agreement with Spark Networks SE, as described further below), paid in the form of salary continuation, as well as reimbursement of COBRA continuation coverage premium payments for 18 months; and (ii) if such termination occurs more than 18 months following the date of his employment agreement, Mr. Eichmann will be eligible to receive severance in an amount equal to 12 months of his annual base salary and his annual bonus amount for such period (plus an amount equal to the then current annual base salary and annual bonus payable to Mr. Eichmann pursuant to the executive director service agreement with the Company), as well as reimbursement of COBRA continuation coverage premium payments for 12 months. Mr. Eichmann’s eligibility for the foregoing severance is conditioned on Mr. Eichmann having first signed a release agreement in a form reasonably acceptable to the Administrative Board. Spark Networks, Inc. will reimburse Mr. Eichmann for ordinary course expenses incurred in connection with travel between the Berlin, Germany and New York, New York, and for income tax liabilities to the extent that such liabilities exceed by $25,000 the amount he would have otherwise been obligated to paid had he been subject only to income taxes in the United States.

Also on November 19, 2019, Spark Networks SE entered into an executive director service agreement with Mr. Eichmann (the “Eichmann Executive Director Service Agreement”) pursuant to which Mr. Eichmann has an annual base salary of $100,000 (in addition to his salary under his employment agreement with Spark Networks, Inc.). The term of the Eichmann Executive Director Service Agreement is four years and six months.

Gitte Bendzulla. Ms. Bendzulla has entered into an employment agreement with Spark Networks which provides for an annual fixed compensation (base salary) and an annual performance award (annual bonus). The performance targets of the annual bonus are a mix of certain financial and non-financial targets, such as revenue and profitability goals. In addition to the fixed and variable remuneration components, under the terms of the agreement, Ms. Bendzulla is entitled to additional benefits and reimbursement of necessary and reasonable expenses. Upon termination of employment, the agreement provides that Ms. Bendzulla may not compete with Spark Networks for one year provided that Spark Network pays Ms. Bendzulla during such period an amount equal to 50% of her total remuneration most recently received by her. Ms. Bendzulla is further entitled to receive a severance payment equal to the amount of her remuneration entitlement for three equal installments of her base salary plus the pro rata variable annual bonus assuming a target achievement of 100%. The severance payment shall be due and payable together with the last regular salary payment. Any vesting of VSOP or stock option granted to Ms. Bendzulla due to occur within the next 3 months after the effective date of the termination shall continue to vest. In addition to the fixed and variable remuneration components, under the terms of the agreement, Ms. Bendzulla is entitled to additional benefits and reimbursement of necessary and reasonable expenses. Ms. Bendzulla’s current base salary is €240,000 and her annual bonus target amount is €72,000.

Bert Althaus. As previously reported, on March 3, 2021, the Company and Mr. Althaus entered into a termination agreement pursuant to which Mr. Althaus will resign from his position as a Managing Director, effective as of March 31, 2021, but will remain employed by the Company as Chief Financial Officer until September 30, 2021 in order to facilitate a transition of his duties and job responsibilities. In addition, pursuant to the termination agreement, Mr. Althaus shall receive (i) his contractual gross fixed salary until September 30, 2021, which is €18,750 per month, (ii) a bonus in the amount of €75,000 for the year 2020 and (iii) a severance payment of €156,250. The termination agreement also provides that virtual share options granted to Mr. Althaus under the Company’s 2020 Long Term Incentive Plan shall continue to vest until July 31, 2021, and Mr. Althaus shall be entitled to retain all virtual share options vested but not yet exercised as of July 31, 2021.

Potential Payments Upon Termination or Change in Control

Eric Eichmann. As described above, the Eichmann Employment Agreement provides if Mr. Eichmann’s employment is terminated by Spark Networks, Inc. without cause or by Mr. Eichmann with good reason, then (i) if such termination occurs within 18 months of his employment agreement, Mr. Eichmann will be eligible to receive severance in an amount equal to 18 months of his annual base salary and his annual bonus amount for such period (plus an amount equal to the then current annual base salary and annual bonus payable to Mr. Eichmann pursuant to the executive director service agreement with Spark Networks SE, as described further below), paid in the form of salary continuation, as well as reimbursement of COBRA continuation coverage premium payments for 18 months; and (ii) if such termination occurs more than 18 months following the date of his employment agreement, Mr. Eichmann will be eligible to receive severance in an amount equal to 12 months of his annual base salary and his annual bonus amount for such period (plus an amount equal to the then current annual base salary and annual bonus payable to Mr. Eichmann pursuant to the executive director service agreement with the Company), as well as reimbursement of COBRA continuation coverage premium payments for 12 months. Mr. Eichmann’s eligibility for the foregoing severance is conditioned on Mr. Eichmann having first signed a release agreement in a form reasonably acceptable to the Administrative Board.

Gitte Bendzulla. In case of a termination of her employment by Spark Networks, Ms. Bendzulla is further entitled to receive a severance payment equal to the amount of her remuneration entitlement for three equal installments of her base salary plus the pro rata variable annual bonus assuming a target achievement of 100%. The severance payment shall be due and payable together with the last regular salary payment. Any vesting of VSOP or stock option granted to Ms. Bendzulla due to occur within the next 3 months after the effective date of the termination shall continue to vest. In the event of enforcement of the non-competition clause contained in Ms. Bendzulla employment contract, Ms. Bendzulla will receive compensation amounting to 50% of the basic remuneration received by her for a period of six months.

Non-Executive Director Compensation

Each non-executive director serving in the following capacities received payments as described below:

•	Chairperson, $45,688;

•	Chairperson of the Audit Committee, $22,844;

•	Members of the Audit Committee, $14,278;

•	Chairperson of the Nominating, Governance and Compensation Committee, $20,560; and

•	Members of the Nominating, Governance and Compensation Committee, $11,422.

Non-executive directors were also reimbursed for reasonable expenses incurred in connection with their service as a director, including travel expenses for attending meetings of our Administrative Board or any committee of the Administrative Board.

The following table sets forth the compensation earned by or paid to our non-employee directors for services provided during the year ended December 31, 2020. Other than as described below, none of our non-employee directors received any fees or reimbursement of any expenses (other than customary expenses in connection with the attendance of meetings of our Board of Directors) or any equity or non-equity awards in the year ended December 31, 2020.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Axel Hefer	64,468	—	64,468
Bradley J. Goldberg	80,086	—	80,086
Colleen Birdnow Brown	71,874	—	71,874
Chelsea Grayson	44,503	—	44,503
Cheryl Michel Law	61,942	—	61,942
David Khalil	89,219	—	89,219

(1)

The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to the director during the year ended December 31, 2020 as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 12. to the audited consolidated financial statements included in our

Form 10-K for the year ended December 31, 2020. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the named executive officers from the options.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our Administrative Board.

Insider Trading, Hedging and Pledging Policies

Our directors, executive officers and employees, as well as members of their households and immediate family members and entities controlled by any of the foregoing persons are subject to Spark’s Insider Trading Policy (the “Policy”). The Policy prohibits insider trading and certain speculative transactions (including, but not limited to, short sales, buying put and selling call options (such as zero cost collars and forward sales contracts) and other hedging or derivative transactions in Spark’s securities), and establishes a regular blackout period schedule during which directors, executive officers and certain employees may not trade in Spark’s securities. In addition, the Policy establishes pre-clearance procedures that directors and executive officers must observe prior to effecting any transaction in Spark’s securities. The Policy also places limits on the pledging of Spark’s securities as collateral for loans or holding such securities in a margin account.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, with our directors and executive officers, including those discussed in the sections entitled “Management” and “Executive Compensation,” the following is a description of each transaction since January 1, 2020 and each currently proposed transaction in which:

•	we have been or are to be a participant; the amounts involved exceeded or will exceed the lesser of $120,000 and 1% of our total assets; and

•

any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member of the foregoing persons, had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions to which we have been or will be a party other than compensation arrangements, which are described where required under the section entitled “Executive Compensation.”

Jeronimo Folgueira resigned as Chief Executive Officer of the Company effective November 18, 2019. In connection with Mr. Folgueira resignation, he and the Company entered into a termination agreement (the “Termination Agreement”) pursuant to which Mr. Folgueira remained as Managing Director of the Company until December 31, 2019 and continued to serve on the Company’s Board of Directors until the next annual general meeting. In addition, pursuant to the Termination Agreement, Mr. Folgueira agreed to certain non-compete covenants for a 12-month post-termination period. In 2020, the Company paid Mr. Folgueria approximately $0.3 million related to the Termination Agreement.

Policies and Procedures for Related Party Transactions

Our Board has adopted a written Related-Party Transactions Policy that provides that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a material related person transaction with us without the review and approval of our Audit Committee, or a committee composed solely of independent directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates in which the amount involved exceeds $120,000 will be presented to our Audit Committee (or the committee composed solely of independent directors, if applicable) for review, consideration and approval. In approving or rejecting any such proposal, we expect that our audit committee (or the committee composed solely of independent directors, if applicable) will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee (or the committee composed solely of independent directors, if applicable), including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

In addition, German mandatory stock corporation law provides for administrative board approval and publication of certain related party transaction acceding the threshold of 1.5 percent of the total of fixed assets and the current assets.

ADDITIONAL INFORMATION

Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and any persons who own more than 10% of our shares, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. For fiscal 2020, our directors, executive officers and persons owning more than 10% of our shares were not subject to Section 16(a) of the Exchange Act because we were a “foreign private issuer” under the rules and regulations of the SEC, and securities of foreign private issuers are exempt from Section 16(a). Beginning effective January 1, 2021, we are no longer a foreign private issuer, and therefore transactions in our securities by our directors, executive officers and persons who own more than 10% of our shares are no longer exempt from Section 16(a).

Stockholder Proposals to be Presented at Next Annual Meeting

Shareholders whose aggregate shareholdings represent five percent of the share capital or the proportionate amount of EUR 500,000.00 (this corresponds to 500,000 non-par value shares) may request that items be placed on the Agenda and published. The request must be made in writing to the Administrative Board of the Company and must be received by the Company by end of July 11, 2021 at the latest.

Shareholders’ Counterproposals and Election Proposals

The Company’s shareholders may submit counterproposals to the proposals of the Administrative Board on specific Agenda Items and election proposals for the election of Administrative Board members or auditors.

Shareholders’ counterproposals and election proposals that are received by the Company by end of on July 27, 2021, at the latest, will be made accessible through the website https://www.spark.net/investor-relations/annual-meeting.

Available Information

We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2020, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Spark Networks SE

Kohlfurter Straße 41/43

Berlin

Germany

Attn: Investor Relations

The Annual Report on Form 10-K is also available at https://www.spark.net/sec-filings/sec-filing/10-k/0001628280-21-006260 .

“Householding” - Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report on Form 10-K and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees and helps protect the environment as well.

We expect that a number of brokers with account holders who are our stockholders will be “householding” our Annual Report on Form 10-K and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of Annual Report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their broker. Stockholders may revoke their consent at any time by contacting Spark Networks SE, Kohlfurter Straße 41/43, Berlin, Germany, Attn: Investor Relations.

Upon written or oral request, we will undertake to promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, Annual Report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, Annual Report on Form 10-K and other proxy materials, you may write our Investor Relations Department at Spark Networks SE, Kohlfurter Straße 41/43, Berlin, Germany, Attn: Investor Relations.

Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability or Annual Report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Investor Relations Department at the address or telephone number listed above.

OTHER MATTERS

Our Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Appendix A

Spark Networks SE

2020 Long Term Incentive Plan

Terms & Conditions

January 2020

Preamble

Spark Networks SE (“Spark”) is a European stock corporation (Societas Europaea) with its corporate seat in Germany.

The ordinary shares of Spark (each a “Share”) can be traded through American Depositary Shares listed on the NYSE American LLC (each an “ADS”) with each ADS representing 0.1 Shares.

This Long Term Incentive Plan 2020 (the “LTI”) which is governed by these Terms & Conditions (the “Terms & Conditions”) is a long term incentive plan established by Spark for selected executives and employees of Spark and its subsidiaries (collectively, the “Spark Group”) as part of their remuneration for future services within the Spark Group. All prior virtual stock option plans shall continue. Spark shall be entitled to replace this LTI by a new US incentive plan once such US incentive plan is established.

§ 1

Options;

Strike Price; Stock Price

1.1	Each participant of this LTI (a “Plan Participant”) shall be granted, by a separate letter of grant (the “Letter of Grant”), a certain number of virtual stock options (each an “Option”).

1.2

Each Option represents the right to receive, upon exercise, a certain amount in cash (the “Option Value” and the respective payment claim of the Plan Participant a “Claim”) to be determined in accordance with § 7 below on the basis of

(a)	the strike price for the respective Option in USD as specified in the Letter of Grant (the “Strike Price”); and

(b)	the relevant ADS Stock Price (as defined in § 1.5 below).

For the avoidance of doubt, the Strike Price can be determined as being below the ADS Stock Price, even at zero (“Zero-Priced Options”) and a Letter of Grant can grant to a Plan Participant different Options and Zero-Priced Options with different conditions for Vesting. The provisions in the Letter of Grant shall prevail over the conditions of this LTI.

1.3

Options shall be granted either (i) with a Strike Price equal to the relevant ADS Stock Price, or (ii) with exercise and settlement to occur, notwithstanding anything else herein, including without limitation Section 5.3 hereof, no later than the March 15th of the year following the year in which the applicable Vesting Date occurs or (iii) with exercise and settlement to occur automatically upon a specified date or in connection with payment events as set forth in the applicable Letter of Grant, provided that (x) such events must be permissible payment events within the meaning of US Treasury Regulation 1.409A-3(a) under the U.S. Internal Revenue Code and (y) notwithstanding anything else herein, including without limitation Section 5.3 hereof, settlement must in all events occur no earlier than 30 days prior to such payment event and no later than December 31st of the year in which such payment event occurs or, if later, the 15th day of the third month following such event.

1.4

Spark shall be entitled to elect, at its sole discretion, instead of a settlement of the Option Value of the exercised Options and the according Claims in cash (a “Cash Settlement”), a settlement of the Option Value and the according Claims (or any part thereof) in Shares or ADSs (“Share Settlement”). However, for the avoidance of doubt, the Plan Participants shall not have a right to request a Share Settlement or otherwise request a delivery of Shares or ADSs, respectively.

1.5

The term “ADS Stock Price” in relation to a certain date shall mean the average closing price in USD of one ADS in trading on the NYSE American LLC for the period of five trading days prior to such date. The

ADS Stock Price shall be calculated by Spark based on the daily closing prices in trading on the NYSE American LLC and with an accuracy (in USD) of two digits after the decimal point by rounding half up (kaufmännisches Auf- bzw. Abrunden auf die zweite Nachkommastelle).

§ 2

Grant Date; Plan Term

2.1

For purposes of these Terms & Conditions, the term “Grant Date” shall mean the effective date for the grant of the respective Plan Participant’s Options as specified in the relevant Letter of Grant irrespective of the date of the respective Letter of Grant or the date of its acceptance by the respective Plan Participant, it being understood that the Grant Date shall always be set at the end of a month.

2.2	The LTI has a regular term of 85 months commencing with the Grant Date (the “Plan Term”).

§ 3

Vesting

3.1

Options shall vest in accordance with the following provisions. A Letter of Grant may provide for specific vesting conditions, especially with regard to Zero-Priced Options, in order to comply with requirements outlined in section 1.3 above.

3.2	The Options of a Plan Participant are subject to a staggered regular vesting (the “Regular Vesting”) with the following vesting dates (each a “Vesting Date”):

(a)

25% of the total number of Options granted to the respective Plan Participant as per a certain Grant Date shall vest as per the end of the 12th month after the relevant Grant Date (one-year cliff); and

(b)	an additional 6.25% of such Options shall vest as per the end of each additional 3-month period until the end of the 48th month after the relevant Grant Date.

If 25% or 6.25% of the total number of Options granted to the respective Plan Participant as per a certain Grant Date is not an integer, the result shall be rounded up to the nearest whole number with the last 6.25% being reduced accordingly.

3.3	The Regular Vesting shall be suspended, and the Vesting Dates of still unvested Options shall be extended accordingly, during the following times:

(a)	Times during which the Plan Participant is not permitted to engage in employment under the German Act for Protection of Mothers (Mutterschutzgesetz) and/or takes a parental career break (Elternzeit),

(b)

Times during which the Plan Participant is incapable to work due to invalidity, illness or accident and is not entitled to claim on-going payment of her/his remuneration (Lohnfortzahlung) any longer, or

(c)	Times during which the Plan Participant takes unpaid leave or educational/training leave.

The Options of a Plan Participant are further subject to an accelerated vesting in case of a Liquidity Event (as defined in § 3.4 below) as follows (the “Accelerated Vesting”): All Options of a Plan Participant not yet vested (and not lapsed) prior to the occurrence of the Liquidity Event shall immediately vest upon the occurrence of the Liquidity Event.

3.4	The term “Liquidity Event” shall mean:

(a)

The consummation (dinglicher Vollzug) of any transaction or series of related transactions, including (i) off-market disposals (außerbörsliche Veräußerung) of Shares (including, without limitation, by way of block trades, a public offering or private placement of Shares), (ii) mergers or other transformation measures (Umwandlungsmaßnahme) under the German Transformation Act (Umwandlungsgesetz) or comparable statutory provisions of other jurisdictions, (iii) capital measures (Kapitalmaßnahmen) or (iv) other transactions of similar effect, whereby one single person or a group of persons acting in concert acquire at least 50% of all Shares outstanding from time to time.

(b)	The liquidation of Spark; or

(c)	A Delisting of Spark (as defined in § 11.3 below).

§ 4

Termination of Employment

4.1	Subject to § 4.2 below, unvested Options and Zero-Priced Options of a Plan Participant shall lapse without compensation if, prior to the Vesting Date,

(a)

the Plan Participant or the applicable company of the Spark Group gives notice of termination of the Plan Participant’s employment, service or consultancy contract with the applicable company of the Spark Group (the “Employer Company” and the “Relevant Contract”, respectively) or of an according position as managing director or board member of the Employer Company (if any) (the “Relevant Position”), or the Relevant Contract and/or the Relevant Position is prematurely terminated by mutual agreement (with the date of receipt of the termination notice or the date of the mutual agreement, respectively, being decisive regardless of the date of the actual termination);

(b)

the Plan Participant’s Relevant Contract or Relevant Position with the Employer Company terminates for any other reason (including, without limitation, due to the expiration of the respective term of the Relevant Contract or the Relevant Position, retirement for age, permanent invalidity or death); or

(c)	the Employer Company ceases to form part of the Spark Group.

Subject to § 4.3 below, all Options and Zero-Priced Options of a Plan Participant which are already vested at the relevant date shall remain unaffected in the cases of (a) through (c) above.

4.2

The provisions of § 4.1 above shall not apply to a termination of the Relevant Contract and/or the Relevant Position with the Employer Company or to the Employer Company’s ceasing to form part of the Spark Group if, irrespective of such termination or such ceasing, the Plan Participant continues to be employed with, or to provide services to, the Spark Group under a new employment, service or consultancy contract with a company of the Spark Group. In this case, the respective Plan Participant’s unvested Options and Zero-Priced Options shall continue to vest in accordance with § 3 above. For the avoidance of doubt, if subsequently a further event pursuant to § 4.1 (a) through (c) above occurs (including, if the (last) Employer Company subsequently ceases to form part of the Spark Group), § 4.1 above shall apply to such further event in accordance with its terms.

4.3	All still unexercised or unsettled Options and Zero-Priced Options held by a Plan Participant, whether vested or unvested, shall lapse without compensation if, prior to the relevant Settlement Date,

(a)

the Relevant Contract or the Relevant Position is terminated by the Employer Company for reasons related to the conduct of such Plan Participant (verhaltensbedingt) by notice or termination or mutual agreement (with the date of receipt of the termination notice or the date of the mutual agreement, respectively, being decisive regardless of the date of the actual termination), or

(b)

the Plan Participant acts in a way that justifies a termination of the Relevant Contract or the Relevant Position by the Employer Company for reasons related to the conduct of such Plan Participant (verhaltensbedingt).

§ 5

Settlement Dates

5.1

For the Cash Settlement or, to the extent elected by Spark, a Share Settlement of Options and Zero-Priced Options, the following settlement dates (each a “Settlement Date”) shall be offered to the Plan Participants subject to a proper exercise or deemed exercise, as the case may be, of the relevant Options and Zero-Priced Options:

Following the one-year cliff there shall be quarterly Settlement Dates on April 12, June 7, September 6 and December 7 provided these dates can be changed by Spark in order to align those with the disclosure of financial information by notice to the Plan Participants at least eight weeks before the original Settlement Date. The last Settlement Date for an Option or a Zero-Priced Option shall be the Settlement Date immediately prior to the seventh anniversary of the Letter of Grant.

5.2

The date two weeks ahead of the respective Settlement Date shall be referred to as the corresponding “Settlement Reference Date”. The date six weeks ahead of the respective Settlement Date shall be referred to as the corresponding “Settlement Exercise Date”.

5.3

Notwithstanding any contrary terms within the LTI, Spark shall have the absolute discretion to delay any of the Settlement Dates with respect to any Options and Zero-Priced Options (i) until such time as the respective Settlement Date does not fall during a blackout period under Spark’s Insider Trading Policy or (ii) to the extent Spark determines such delay is either desirable or required in order to comply with applicable securities laws or (iii) if legal or technical requirements to create new shares and to covert those into ADRs require more time for the delivery of the shares.

§ 6

Exercise of Options

6.1	The exercise of Options and Zero-Priced Options requires their prior vesting.

6.2	Options and Zero-Priced Options are exercised by a respective exercise notice of the respective Plan Participant (an “Exercise Notice”).

6.3

The Exercise Notice must (i) state the number of Options and/or Zero-Priced Options which are exercised as per the relevant Settlement Date and (ii) be received by Spark no later than on the corresponding Settlement Exercise Date provided, however, that each Plan Participant may withdraw his/her Exercise Notice until the business day before the relevant Settlement Reference Date by notice to Spark.

6.4	Options and Zero-Priced Options which are still unexercised after the Settlement Reference Date of the last Settlement Date shall lapse without compensation.

§ 7

Option Value

7.1	Subject to the following provisions, the Option Value per Option shall equal the ADS Stock Price as per the relevant Settlement Reference Date minus the Strike Price of such Option.

7.2	If the Option Value is zero or negative as per the relevant Settlement Reference Date, the Options shall be deemed not exercised.

7.3

The Option Value per Option shall be limited to ten times the Strike Price. The Option Value per Zero-Priced Option shall be limited to USD 50.-. In case that Zero-Priced Options are exercised at an Option Value of more than USD 50.- such a number of exercised Zero-Priced Options shall be deemed to have lapsed to limit the average Option Value of all exercised Zero-Priced Options to a maximum of USD 50.-.

§ 8

Cash Settlement

8.1

If, and to the extent, Spark does not elect a Share Settlement, the Option Value per exercised Option and Zero-Priced Option shall be converted to EUR with the official USD-EUR exchange rate as per the Settlement Reference Date and be paid to the Plan Participant in cash (after deduction of wage tax and other statutory levies), at the election of Spark, by the respective Settlement Date or together with the payment by the Employer Company of the regular monthly salary for the following month.

8.2	Spark may elect, that no USD-EUR conversion shall be made, if and to the extent, the respective Plan Participant is employed within the US.

§ 9

Share Settlement

9.1	With regard to some or all vested Options and Zero-Priced Option of a Plan Participant, Spark may elect a Share Settlement.

9.2

If, and to the extent, Spark elects a Share Settlement with respect to the applicable Settlement Date, the aggregate Option Value of the exercised Options and Zero-Priced Options (or the part thereof which is part of the Share Settlement, respectively) shall be translated into a corresponding number of ADSs as follows:

(a)

The aggregate Option Value of the respective Options and Zero-Priced Options (or the part thereof which is part of the Share Settlement, respectively) is divided by the ADS Stock Price as per the Settlement Reference Date.

(b)

If the resulting number of ADSs is not an integer (or does not represent a whole number of Shares), any partial ADSs (and any ADSs not representing a whole number of Shares) will be retranslated into a corresponding USD amount, converted to EUR with the official USD-EUR exchange rate as per the Settlement Reference Date (if applicable) and settled in cash.

9.3

The resulting number of ADSs representing a whole number of Shares may be created by the issuance of Shares against contribution in kind of the corresponding Claims (or the relevant part thereof) by the respective Plan Participant to Spark (with the Plan Participant being obliged to such contribution, including via an agent or trustee, as a result of the election by Spark of the Share Settlement). The application for registration of the consummation of the corresponding share capital increase of Spark shall be filed with the commercial register by the respective Settlement Date (with the issuance of the ADSs to occur in due course thereafter). Alternatively, Spark may (i) use Shares held in treasury (eigene Aktien) (if any) for, or (ii) enter into and/or perform any other transaction that, at Spark’s sole discretion, is appropriate to serve, the creation and delivery of the required ADSs.

9.4

Spark shall notify the Participants of the election of a Share Settlement in relation to the respective Settlement Date, and the part of the Option Value which shall be subject to a Share Settlement, no later than one month before such Settlement Date.

9.5

Spark will use reasonable efforts to establish an “exercise and sell concept” for the Plan Participants in case of a Share Settlement to allow the Plan Participants, via an Administrator (as defined in § 13 below), a sale of ADSs to be delivered under the Share Settlement in a way as to allow a deduction of wage tax and other applicable levies resulting from the Share Settlement from the proceeds of such sale. Alternatively, Spark may limit the Share Settlement to an appropriate part of the Option Value in order to allow a deduction of wage tax and other applicable levies from the part of the Option Value which is settled by way of a Cash Settlement.

§ 10

Anti-Dilution Protection

10.1

If, between the Grant Date and the respective Settlement Date, the total number of Shares is increased due to an increase of Shares without contributions being made to Spark in this context (a “Share Number Increase” and the ratio between the total number of Shares after the Share Number Increase and the total number of Shares prior to the Share Number Increase, the “Increase Ratio”) including, without limitation, by way of a share split (Aktiensplit) or a share capital increase from Spark’s reserves (Kapitalerhöhung aus Gesellschaftsmitteln) which is effected by the issuance of new shares,

(a)

the total number of all outstanding (vested and unvested) Options and Zero-Priced Options granted to a Plan Participant shall be increased by multiplication with the Increase Ratio and rounding the result, if it is not an integer, to the nearest integer;

(b)	the corresponding Strike Price shall be reduced by division through the Increase Ratio; and

(c)

for purposes of calculating an ADS Stock Price, stock prices not yet reflecting the Share Number Increase shall be adjusted by division through the Increase Ratio and the according trading volume (in numbers of traded ADSs) shall be adjusted by multiplication with the Increase Ratio.

10.2

If, between the Grant Date and the respective Settlement Date, the total number of Shares is decreased without distributions being made in this context by Spark to its shareholders (a “Share Number Decrease” and the ratio between the total number of Shares after the Share Number Decrease and the total number of Shares prior to the Share Number Decrease, the “Decrease Ratio”) including, without limitation, by way of a share combination (Aktienzusammenlegung) or a share cancellation (Einziehung von Aktien),

(a)

the total number of all outstanding (vested and unvested) Options and Zero-Priced Options granted to a Plan Participant shall be reduced by multiplication with the Decrease Ratio and rounding the result, if it is not an integer, to the nearest integer;

(b)	the corresponding Strike Price shall be increased by multiplication with the Increase Ratio; and

(c)

for purposes of calculating an ADS Stock Price, stock prices not yet reflecting the ADR Number Decrease shall be adjusted by division through the Decrease Ratio and the according trading volume (in numbers of traded ADSs) shall be adjusted by multiplication with the Decrease Ratio.

A cancellation of treasury shares shall not qualify as Share Number Decrease if the relevant Shares have been acquired by the Spark Group against consideration (in particular, without limitation, by way of a share buy-back).

10.3

The provisions on a Share Number Increase shall apply mutatis mutandis if the number of ADSs representing one Share is increased, and the provisions on a Share Number Decrease shall apply mutatis mutandis if the number of ADSs representing one Share is decreased.

10.4

If, between the Grant Date and the respective Settlement Reference Date, Spark distributes a Super Dividend (as defined below) the ADS Stock Price as per the respective Settlement Date used for the calculation of the Option Value shall be increased by an amount equaling the amount of the Super Dividend per Share divided by the number of ADSs representing one Share.

No adjustments shall be made for dividend distributions to the extent they do not qualify as Super Dividend.

The term “Super Dividend” shall mean the amount in EUR by which the total gross dividend distribution(s) distributed by Spark for a certain fiscal year exceed(s) 50% of the consolidated net income (Konzernjahresüberschuss) of Spark in EUR of the relevant fiscal year as such figure is published by Spark after (i) conversion of such amount to USD with the official EUR-USD exchange rate as per payment date of the respective dividends and (ii) division by the total number of Shares entitled to dividends for such year.

10.5

In the case of other changes to Spark’s share capital or its composition or other measures resolved by the shareholders’ meeting of Spark resulting in a dilution of the economic value of Options held by the Plan Participants, Spark shall be entitled to determine, at its sole discretion, whether or not and how to make appropriate adjustments (including, without limitations, adjustments of the Strike Price, number of Options and/or calculation of the relevant ADS Stock Price) in order to eliminate, entirely or partly, the impact of the relevant measure on the overall economic value of the Options held by each Plan Participant.

§ 11

Delisting

11.1

If a Delisting (as defined in § 11.3 below) occurs between the respective Grant Date and the last Settlement Date, all exercised Options and Zero-Priced Options not settled prior to the occurrence of the Delisting shall be settled solely by way of a Cash Settlement (without Spark being entitled to elect a Share Settlement for the settlement of such Options and Zero-Priced Options). However, subject to the provisions on an Accelerated Vesting due to a Delisting, the Delisting shall not affect the Settlement Dates or the provisions on the exercise of Options and Zero-Priced Options.

11.2

For purposes of calculating the Option Value pursuant to § 7 above for Options and Zero-Priced Options settled after the occurrence of a Delisting, the ADS Stock Price as per the relevant Settlement Reference Date shall be deemed the highest of:

(a)	The ADS Stock Price as per the relevant Settlement Reference Date (if any);

(b)	The ADS Stock Price as per the date of the occurrence of the Delisting; and

(c)

The Delisting Cash Payment per Share (as defined below) (if any) after (i) division by the number of ADSs representing one Share and (ii) if in EUR, converted to USD with the official EUR-USD exchange rate as per the Settlement Reference Date.

11.3	Subject to § 12.3 below, a “Delisting” shall be deemed to have occurred on the first trading day on the NYSE American LLC, on which

(a)	ADSs are no longer listed on the NYSE American LLC or another US stock exchange; and

(b)

Shares are not listed on the NYSE American LLC or another US stock exchange or admitted for trading on an organized market within the European Economic Area within the meaning of Sec. 2 para. 7 and 8 of the German Securities Acquisition and Takeover Act (WpÜG) (or in the United Kingdom should the latter no longer belong to the European Economic Area); and

(c)	a respective listing or admission for trading of Shares within the meaning of (b) above has also not been applied for (with such listing or admission being granted in due course thereafter).

11.4

The term “Delisting Cash Payment per Share”) shall mean the cash compensation (Barabfindung) or offer price (Angebotspreis) per Share duly offered to shareholders of Spark in accordance with relevant statutory provisions or regulation in connection with the Delisting or in connection with a corporate reorganization measure (e.g. Squeeze-out, merger, conversion of legal form etc.) leading to a Delisting. A subsequent adjustment of such cash consideration or offer price in connection with court proceedings relating to the Delisting or the respective corporate reorganization measure (including, without limitation, under the German Appraisal Proceedings Act (Spruchverfahrensgesetz)) or in connection with any other settlement of claims of shareholders of Spark relating to the Delisting or the respective corporate reorganization measure shall not affect the Delisting Cash Payment.

§ 12

Listing of ADSs on another Stock Exchange;

Listing of Shares instead of ADSs;

Share-for-Share Transactions

12.1

For times, during which ADSs are no longer listed on the NYSE American LLC but instead on another US stock exchange, the stock prices of ADSs on such other stock exchange shall be used to calculate the relevant ADS Stock Prices pursuant to § 1.5.

12.2

If ADSs are no longer listed on a US stock exchange but, instead, Shares are listed on a US stock exchange or admitted for trading on an organized market within the European Economic Area within the meaning of Sec. 2 para. 7 and 8 of the German Securities Acquisition and Takeover Act (WpÜG) (or in the United Kingdom should the latter no longer belong to the European Economic Area), still unsettled Options shall be adjusted in order for such Options to then be linked to Shares and the stock price of Shares on the relevant stock exchange instead of to ADSs and the stock price of ADSs based on the number of ADSs representing one Share, without otherwise affecting the aggregate economic value of Options held by the respective Plan Participant. Spark shall be entitled to make appropriate adjustments of the Terms & Conditions to this effect (including, a respective adjustment of the number of Options, the Strike Price and the calculation of the Option Value) which shall be binding for the Plan Participants upon their notification of such adjustments.

12.3

In case of future corporate reorganizations or transactions involving Spark (including, without limitation, business combinations), under which the shareholders of Spark receive, or are offered to receive, in exchange for their Shares shares in another company (“Exchange Shares” and the relevant exchange ratio the “Exchange Ratio”) which are listed, or to be listed in connection with such reorganization or transaction, (including through American Depositary Shares representing Exchange Shares (“Exchange ADSs”)) on a US stock exchange or a stock exchange within the European Economic Area (including the United Kingdom) (a “Share-for-Share Transaction”), Spark (or its successor company under the Share-for-Share Transaction) shall be entitled to elect, at its sole discretion, to adjust still unsettled Options in order for such Options to then be linked to Exchange Shares or Exchange ADSs (as applicable) and the stock price of Exchange Shares or Exchange ADSs (as applicable) instead of to ADSs or Shares[, provided that, in the case of Options held by U.S. taxpayers, any such adjustments will only be made to the extent such corporate reorganization or transaction constitutes a change in the ownership or effective control of, or in the ownership of a substantial portion of the assets of, Spark, in each case within the meaning of U.S. Treasury Regulation Section 1.409A-3(a)((i)(5)]. Such adjustment shall be based on the Exchange Ratio and the number of ADSs representing one Share (and, if applicable, the number of Exchange ADSs representing one Exchange Share), without otherwise affecting the aggregate economic value of Options held by the respective Plan Participant. Spark (or its successor company under the Share-for-Share Transaction) shall be entitled to make appropriate adjustments of the Terms & Conditions to this effect which shall be binding for the Plan Participants upon their notification of such adjustments with such notification to be made no later than one month after the consummation of the Share-for-Share Transaction (the “Exchange Notification”). In case of a timely Exchange Notification, the respective Share-for-Share Transaction and a termination of the listing of ADSs or Shares resulting therefrom, shall not qualify as Delisting within the meaning of § 11.3.

§ 13

Administrator

13.1

Spark shall be entitled, at its sole discretion, to appoint (and to remove and/or replace) a bank or other professional service provider as administrator and/or trustee for the administration of the LTI (an “Administrator”). Spark shall notify the Plan Participants of the appointment (as well as of the removal and/or replacement) of an Administrator.

13.2

Upon request of Spark, each Plan Participant is obliged to enter into an appropriate trust and/or custody agreement with the respective Administrator, and to accept subsequent amendments of such agreement required by the Administrator, in order to allow

(a)

the Administrator to act as settlement agent and/or trustee for the respective Plan Participant in relation to payments and/or Shares and/or ADSs receivable under the Cash Settlement and/or the Share Settlement (including, without limitation, the contribution and transfer of any portions of the respective Plan Participant’s Claims under the Share Settlement); and

(b)	The transmission of personal data to, and the processing of such data by, the respective Administrator as necessary for the administration and execution of the LTI Program.

§ 14

Notices

14.1

Unless a stricter form is required by law or applicable regulation, notices and declarations to be made by a Plan Participant to Spark or vice versa under these Terms & Conditions (including the Exercise Notice) shall be made in writing (schriftlich) or, if a special secured website is provided for by Spark for the LTI, electronically through such website, provided that the relevant Plan Participants have been notified in writing (schriftlich) with the address of, and an access code for, such website.

14.2

Furthermore, Spark shall be entitled to request that specific forms (Formulare) provided for by Spark are used by the Plan Participants for certain notices and declarations under these Terms & Conditions (including for the Exercise Notice and/or for the subscription of Shares and/or the contribution of any Claims or parts thereof under a Share Settlement).

14.3

Notifications to be made by Spark to Plan Participants under these Terms & Conditions may be addressed to the most recent address of the applicable Plan Participant of which such Plan Participant has notified Spark and shall be deemed to be received by such Plan Participant (zugegangen) upon delivery to, or receipt at, such address. Notifications made via a password-protected website pursuant to § 14.1 above shall be deemed to be received by the relevant Plan Participant (zugegangen) on the date on which they are made available to the relevant Plan Participant on such website.

14.4	If an Administrator has been appointed, notifications to be made by Spark to Plan Participants under these Terms & Conditions may also be made by the Administrator.

§ 15

Non-Transferability

15.1

Options, and Zero-Priced Options and Claims resulting from the exercise of Options and and Zero-Priced Options are neither assignable nor transferable other than by will (letztwillige Verfügung) or in accordance with applicable laws of succession (gesetzliche Erbfolge).

15.2	However, Claims and any parts thereof shall be freely assignable and transferable for purposes of any Share Settlement and may, in particular (without limitation), be freely assigned and transferred

(a)	by Plan Participants to Spark, the Administrator and/or any of its affiliates and

(b)	by the Administrator and its affiliates to Spark or other affiliates of the Administrator for purposes of a Share Settlement.

§ 16

Corporate Governance

16.1

Each Plan Participant is obliged to comply with applicable statutory notification rules (including, without limitation, directors’ dealings notification rules) and other legal requirements or restrictions in connection with the grant, exercise or settlement of Options and Zero-Priced Options or the sale of Shares or ADSs to be delivered in connection with the settlement of Options and Zero-Priced Options (if any).

16.2

Each Plan Participant is further obliged to comply with applicable insider policies of the Spark Group in connection with the exercise or settlement of Options and Zero-Priced Options and the sale of Shares or ADSs to be delivered in connection with the settlement of Options and Zero-Priced Options (if any).

16.3

Each Plan Participant acknowledges and accepts that Spark may disclose or publish the Plan Participant’s participation in the LTI in order to comply with statutory notification or disclosure requirements or recommendations under applicable Governance Codes.

16.4

Each Plan Participant further acknowledges and accepts that Spark may be required by applicable laws or regulations to cancel or restrict the rights of the Plan Participants under the LTI. In particular, Spark reserves the right to introduce general transfer restrictions (including, without limitation, a lock-up period) for Shares or ADSs to be delivered upon settlement of Options (if any) if, and to the extent, this is or becomes required in order for the LTI to comply with applicable laws and regulations (including, without limitation, applicable laws and regulations of foreign jurisdictions).

§ 17

Taxes and Public Charges

17.1

Any personal income tax liabilities, levies and/or public charges (including social security except for such part of social security to be borne by the employer under applicable statutory law) incurred in connection with the grant, vesting and/or settlement of Options and Zero-Priced Options and/or the sale of Shares or ADSs to be delivered under the Share Settlement of Options and Zero-Priced Options shall be borne by the applicable Plan Participant.

17.2

To the extent that Spark or the applicable company of the Spark Group by which the Plan Participant is or has been employed is obliged to comply with the respective legal provisions at the time of the grant, the vesting and/or the settlement of Options and Zero-Priced Options, e.g. payment of wage tax, solidarity surcharge, social security and/or similar levies (together, the “Taxes”), Spark and/or the relevant company of the Spark Group (or, as the case may be, the Administrator on behalf of Spark and/or the applicable company of the Spark Group) is entitled to withhold the respective amounts from (i) the wage payments of the Plan Participant, (ii) payments under the Cash Settlement and/or (iii) proceeds of a sale of Shares or ADSs through an Administrator in connection with a Share Settlement.

17.3

If, and to the extent, the amount of applicable Taxes is not withheld pursuant to § 17.2 above, Spark shall be entitled to request (on its own behalf or on behalf of the applicable company of the Spark Group) that the Plan Participant, at the discretion of Spark, advances or reimburses such amount to Spark and/or the applicable company of the Spark Group.

17.4	Spark does not warrant, and shall not be liable for, a certain tax treatment of the LTI and/or the provisions of these Terms & Conditions.

§ 18

No Company Practice;

No Remuneration for Services in the Past

18.1

Any Option and Zero-Priced Option grants and other grants under the LTI are granted by Spark voluntarily and do not create a company practice (betriebliche Übung). There shall be no right of a Plan Participant to be granted further Options and Zero-Priced Options under this LTI or to participate in any other incentive plan neither at the level of Spark nor any other company of the Spark Group. The foregoing shall also apply in the case of a repeated grant of rights under any such plan.

18.2

Options and Zero-Priced Options are not granted under the LTI as remuneration or premium for services provided by the respective Plan Participant to Spark or any other company of the Spark Group in the past. They are exclusively granted as voluntary remuneration for future services of the respective Plan Participants within the Spark Group with the purpose of enhancing motivation and retention of the Plan Participant and thereby fostering a sustainable development of Spark and the Spark Group.

§ 19

Final Provisions

19.1	These Terms & Conditions shall be governed by, and construed in accordance with, the substantive laws of the Federal Republic of Germany.

19.2

To the extent legally permissible, the competent courts in Berlin shall have non-exclusive jurisdiction over all disputes arising in connection with the LTI and these Terms & Conditions and/or in connection with the rights and obligations of Spark or the Plan Participants thereunder.

19.3

Any amendment, supplementation or suspension of these Terms & Conditions, including this provision, shall be valid only if made in writing (schriftlich) except where a stricter form is required by mandatory law.

19.4

Should any provision of these Terms & Conditions be or become invalid, ineffective or unenforceable as a whole or in part, the validity, effectiveness and enforceability of the remaining provisions shall not be affected thereby. Any such invalid, ineffective or unenforceable provision shall be deemed replaced by such valid, effective and enforceable provision as comes closest to the economic intent and purpose of such invalid, ineffective or unenforceable provision as regards subject-matter, amount, time, place and extent. The aforesaid shall apply mutatis mutandis to any gap in these Terms & Conditions.

January 2020

Spark Networks SE

Spark Networks SE | Kohlfurter Strasse 41/43 | 10999 Berlin

PRIVATE / CONFIDENTIAL

Mr[s].

[Name]

[Address]

Berlin, [●]

Re: 2020 Long Term Incentive Plan of Spark Networks SE

Here: Grant of Options

Dear Mr[s]. [Name]

We are very happy to inform you that you will participate in Spark’s 2020 Long Term Incentive Plan (“LTI 2020”).

The LTI 2020 is a long term incentive plan which has been established by Spark Networks SE for selected executives and employees of Spark Networks SE and its subsidiaries (collectively, “Spark Group”) appreciating their outstanding commitment to the Spark Group and the important role they will play for Spark’s success.

The LTI 2020 and the virtual stock options granted thereunder are governed by the terms and conditions attached hereto as Annex (the “LTI Terms & Conditions”).

* * *

Subject to your timely acceptance of this Letter of Grant, you are hereby granted

[a total number of [●] (in words: [●]) Options, each with a Strike Price per Option of USD [●] and with [●] as the Grant Date (the “Options”); as well as]

[a total number of [●] (in words: [●]) Zero-Priced Options, each with a Strike Price per Option of USD 0,00 and with [●] as the Grant Date] (the “Zero-Priced Options”, together with the Options, “Both Options”).]

Both Options granted to you shall be governed by the LTI Terms & Conditions attached hereto as Annex and as amended by the following provisions—capitalized terms not otherwise defined herein shall have the meaning assigned to them in the LTI Terms & Conditions:

If you are a U.S. taxpayer, exercise and settlement of the Zero-Priced Options granted to you hereunder shall, pursuant to Section 1.3(ii) of the Plan, in all events occur on or before March 15th of the calendar year following the year in which the Vesting Date occurs; provided that, to the extent not yet exercised as of the Settlement Reference Date that immediately precedes the last Settlement Date on or prior to such March 15th, such Zero-Priced Options shall be deemed exercised as of such Settlement Reference Date and, notwithstanding anything else herein, settled on such Settlement Date in accordance with Section 8 or Section 9, as applicable, or to the extent Spark reasonably anticipates that such settlement will violate US securities laws or other applicable law, on the earliest practicable date on which such settlement would not cause such violation.

If you wish to accept such grant of Both Options, we kindly ask you to countersign and return this Letter of Grant as documentation of your consent to the HRM organization at Spark Networks Services GmbH or Spark Inc. respectively not later than by

[●] (date of receipt by Spark Networks SE).

Spark Networks SE | Kohlfurter Strasse 41/43 | 10999 Berlin

The enclosed copy of this Letter of Grant is for your records. We strongly recommend that, before accepting our offer, you should carefully read the enclosed LTI Terms & Conditions of the LTI 2020. HR and Legal are there to answer questions but we recommend to consider consulting your personal legal, financial and tax advisors.

As the participation in the LTI 2020 is offered only to selected persons, you are requested not to disclose details of the participation offered to you (including the LTI Terms & Conditions) to any third party, including your colleagues within the Spark Group.

Thanks again for your great work and we very much looking forward to drive Spark’s success together with you.

Yours sincerely,

Spark Networks SE

Represented by

Annex:

Terms & Conditions of the of the 2020 Long Term Incentive Plan of Spark Networks SE dated January 2020

* * *

I have received the Terms & Conditions of the 2020 Long Term Incentive Plan of Spark Networks SE. I hereby accept the grant of Both Options as set forth above and the according Terms & Conditions of the 2020 Long Term Incentive Plan of Spark Networks SE:

, this

[Name printed] / Signature of Participant

Annual Meeting of Spark Networks SE Date: August 11, 2021 See Voting Instruction On Reverse Side. Please make your marks like this: x Use pen only Resolutions: 1. Presentation of the adopted Annual Financial Statements, the approved Non Votable Consolidated Financial Statements and the combined management report of Spark Networks SE and the Group for the year ended 31 December 2020 as well as the report of the Administrative Board for the financial year 2020. Yes No Abstain 2. Resolution on the discharge of the Managing Directors for the financial year 2020. 3. Resolution on the discharge of the members of the Administrative Board for the financial year 2020. 4. Appointment of the Auditor for the Financial Statements and for the Consolidated Financial Statements as well as for review of interim financial reports and ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, and BDO AG Wirtschaftsprüfungsgesellschaft (collectively, “BDO”) as our local statutory auditor for the fiscal year ending December 31, 2021. 5. Election of the members of the Administrative Board. a) Eric Eichmann b) David Khalil c) Bradley J. Goldberg d) Colleen Birdnow Brown e) Axel Peter Hefer f) Chelsea Grayson g) Bangaly Kaba 6. Resolution on the increase of the size of the Administrative Board to eight members and election of one additional member of the Administrative Board. Additional member of the Administrative Board: Joseph E. Whitters 7. Resolution on the amendment of Section 20 para. (3) of the Company’s Articles of Association. 8. Advisory Vote on Executive Compensation. 9. Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation 10. Resolution on the Compensation System for the Managing Directors. 11. Resolution on the Compensation System for the Administrative Board. 12. Resolution on the creation of a new Authorized Capital 2021 with the possibility of excluding shareholders’ subscription rights and the corresponding amendment of Section 4 of the Articles of Association. 13. Resolution to approve of an increase in the number of shares issuable pursuant to the Spark Networks SE Long Term Incentive Plan. Authorized Signatures—This section must be completed for your instructions to be executed Please Sign Here Please Date Please Sign Here Please Date Above Please separate carefully at the perforation and return just this portion in the envelope provided. ïƒ¡ Annual Meeting of Spark Networks SE to be held on August 11, 2021 For Holders as of June 21, 2021 MAIL • Mark, sign and date your Voting Instruction Form. • Detach your Voting Instruction Form. • Return your Voting Instruction Form in the postage-paid envelope provided. All votes must be received by 5:00 pm, Eastern Time August 2, 2021. Website: Additional information on the Annual Meeting agenda is available at: https://www.spark.net/investor-relations/annual-meeting PROXY TABULATOR FOR SPARK NETWORKS SE P.O. BOX 8016 CARY, NC 27512-9903 EVENT # CLIENT # Copyright © 2021 Mediant Communications Inc. All Rights Reserved

Spark Networks SE Instructions to The Bank of New York Mellon, as Depositary (Must be received prior to 5:00 PM Eastern Time on August 2, 2021) The undersigned registered holder of American Depositary Receipts hereby requests and instructs The Bank of New York Mellon, as Depositary, to endeavor, in so far as practicable, to vote or cause to be voted the amount of shares or other Deposited Securities represented by such Receipt of Spark Networks SE registered in the name of the undersigned on the books of the Depositary as of the close of business June 21, 2021 at the Annual Meeting of Shareholders of Spark Networks SE to be held virtually on August 11, 2021, and at any adjournment or postponement thereof, on the matters as specified in the reverse side. NOTE: 1. Please direct the Depositary how to vote by placing an X in the box opposite the resolutions. 2. In accordance with the terms of the Deposit Agreement, the Company has informed the Depositary that it does not wish to receive a discretionary proxy for any matter to be voted at the meeting if no instructions are received. (Continued and to be marked, dated and signed, on the other side) PROXY TABULATOR FOR Spark Networks SE P.O. Box 8016 CARY, NC 27512-9903